The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED       , 2014

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Amendment 1

HOUSE OF BODS FITNESS, INC.
(Exact Name of Registrant As Specified in Its Charter)

Delaware	7991	90-0620286
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3457 Rockcliff Place
Longwood, FL 22779
(407)257-0400
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant's Principal Executive Offices)

Harvard Business Services, INc.
16192 Costal Hwy.
Lewes, DE 19958
Tel: (302) 645-7400
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, Of Agent For Service)

Copies to:
Raul N. Rodriguez, Esq.
1011 Pennsylvania St. Unit B
Denver, CO 80203
(303) 861-1797

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective as determined by market conditions and other factors.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant
to Rule 415 under the Securities Act of 1933 check the following box.     ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.        ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.      ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering.      ☐

Large accelerated filer     ☐                Accelerated filer      ☐                 Non-accelerated filer (Do not check if a smaller reporting company)     ☐                Smaller reporting company      ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (i)	Proposed Maximum Aggregate Offering Price per Share (ii)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock	6,666,667	$0.15(iii)	$1,000,000	$136.40
Common Stock	1,670,000	$0.15(iii)	$250,500	$34.17
Total	8,336,667	$0.15(iii)	$1,250,500	$170,57

(i)  There is no public market for the House of BODS Fitness, Inc. shares of Common Stock. Our Common Stock is not traded on any national exchange.
(ii)  Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 (a) .
(iii)  The offering price of the shares is based on our anticipated market price which has been determined arbitrarily by us and does not bear any relationship to our assets, book value, earnings, or any other objective criteria of value.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

HOUSE OF BODS FITNESS, INC.

8,336,667 Shares Common Stock

This Prospectus relates to an offering of 6,666,667 shares of Common Stock by us and up to 1,670,000 shares of common stock, $0.0001 par value, per share of House of BODS Fitness, Inc., which the Selling Shareholders named in this Prospectus, or their transferees may offer from time to time. Of the shares of common stock offered hereby: (i) 1,670,000 shares were issued to the Selling Shareholders. Such shares were issued to the Selling Shareholders pursuant to a series of exempt offerings that were completed on September of 2013 (see section "Selling Shareholders"). This is our initial public offering of 6,666,667 common shares. Our securities are not currently listed on any securities exchange, or any OTC Market Tier. The Selling Shareholders understand that until our common stock is quoted on any securities exchange or any OTC Market Tier, the common stock offered hereby will be sold at an initial public price of $.15 per share; thereafter the common stock offered by the Selling Shareholders hereby may be offered and sold at prevailing market prices, or at privately negotiated prices.

These securities will be offered for sale by the Selling Shareholders and our officers and directors, in accordance with the methods and terms described in the section of this Prospectus entitled "Plan of Distribution." It is our intent to seek a market maker to publish quotations for our shares on the OTC Market Tier, however, we have no agreement or understanding with any potential market maker and there can be no assurance that a public market for our shares will develop. We will not receive any of the proceeds from the sale of the shares sold by the Selling Shareholders. The proceeds from the sale of the common shares to the public will be used for the expansion of our business as described in the Use of Proceeds. We will pay all expenses, except for the brokerage expenses, fees, discounts and commissions pertaining to the sale of shares by the Selling Shareholders, which will all be paid by the Selling Shareholders, incurred in connection with the offering described in this Prospectus. Our common stock is more fully described in the section of this Prospectus entitled "Description of Securities."

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("Jobs Act"), and will therefore be subject to reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. See "Risk Factors" beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is February 26, 2014.

iv

HOUSE OF BODS FITNESS, INC.
TABLE OF CONTENTS

PROSPECTUS SUMMARY

This summary highlights information contained in other parts of this Prospectus and provides an overview of the material aspects of this offering. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire Prospectus carefully, including the risks discussed under "Risk Factors," our financial statements and the related notes included in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

House of BODS Fitness, Inc.

House of BODS Fitness, Inc. (the "Company," "HOB," "we," "our," or "us") was incorporated in the State of Delaware on October 13, 2010. On Ocxtober 21, 2010, We acquired BOD'S Transcending Company ("BODT") on October 21, 2010. BODT was incorporated in the State of Florida, on September 10, 2007. In November of 2007, BODT opened a dance fitness studio located at 1061 South Sun Drive Suite #1097, Lake Mary, Florida. All of HOB's business operations to date have been conducted by our subsidiary, BODT, and, as a result, unless otherwise indicated, all references to the Company and its operations relate to BODT.

Since November 2007, the opening of our dance studio, we have had thousands of clients utilize our studio. Our fitness program, created for women, works out "body and mind" elevating the spirit while burning calories. The mantra of "anything is possible if you believe baby" runs through the program and "sweat yourself sexy" is one of the many tenants of the fun dance sessions encompassing our fitness program. Our new approach to exercise, making exercise fun through dance, TRX training, and Kickboxing takes the bore and lack of motivation out of traditional exercising and entices the audience with flirty, fun, and sexy moves that keep them wanting more. Our program creates a style of exercising that captivates our participants in such a way that it keeps them moving. Our "fun" atmosphere motivates the individual to keep going, while benefiting from the exercise. We presently only offer personal training sessions to our 12-15 clients at their location. Clients are able to purchase a package of either six sessions for $240 or 12 sessions for $420. House of Bods averages 8-10 personal training sessions per week.

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Start-ups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

          (A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

          (B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

          (C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

          (D) the date on which such issuer is deemed to be a 'large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company, we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company, we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

For so long as we are an emerging growth company, we will be permitted to provide the scaled executive compensation disclosure applicable to smaller reporting companies even if we no longer qualify as a smaller reporting company. In addition, as an emerging growth company, we are exempt from PCAOB rules regarding mandatory firm rotation or the auditor reporting model.

The Company is considered a development stage company.

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statement, the Company has an accumulated deficit of $240,033 as of September 30, 2013 and has $4,031 cash on hand as of September 30, 2013. The Company's monthly "burn rate" pre-offering has been $5,000-$6,000 and the post-offering rate will be $10,000 to $12,000. The ability of the Company to continue as a going concern is in doubt and dependent upon achieving a profitable level of operations or on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern for the next twelve months due to our ability to issue debt and equity securities, seek strategic partners and our current proposal to initiate an additional revenue stream through DVD sales.

To meet these objectives, the Company continues to raise additional working capital through the private placement of our common stock in order to support existing operations and expand the range and scope of its business. However, there are no assurances that we will be successful through the private placement of our securities on acceptable terms and in a timely manner, if at all. The failure to obtain the necessary working capital would have a material adverse effect on the business prospects and, depending upon the shortfall, the Company may have to curtail or cease its operations.

The accompanying consolidated financial statements do not include any adjustment to the recorded assets or liabilities that might be necessary should the Company have to curtail operations or be unable to continue in existence.

The Offering

Shares Being Offered

Up to 8,336,667 shares of common stock, including 1,670,000 shares of common stock that were issued to the Selling Shareholders and up to 6,666,667 shares offered by us.

By us: 6,666,667
By the Selling Shareholders: 1,670,000
Total: 8,336,667

Use of Proceeds

We will not receive any proceeds from the sale of the selling Shareholders' shares offered hereby. We will, however, receive the proceeds from the shares sold in this initial public offering. Any such proceeds will be used for working capital, the production and launch of our proposed DVD series, and increase internet presence.

Common Stock issued and outstanding as of January 8, 2014	16,070,000 shares of our common stock are issued and outstanding as of January 8, 2014.
Risk Factors	Prospective investors should carefully consider the Risk Factors before buying the common stock offered hereby.

Summary Financial Information

Balance Sheet Data	As of December 31, 2011 (Audited)	As of December 31, 2012 (Audited)	As of September 30, 2013 (Unaudited)
Cash	$4,577	$10,619	$4,031
Total Assets	$34,199	$35,091	$22,045
Total Liabilities	$64	$0	$10,000
Total Stockholders' Equity	$34,135	$35,091	$12,045

Statement of Operations Data	For the year ended December 31, 2011 (Audited)	For the year ended December 31, 2012 (Audited)	For the nine months ended September 30, 2013 (Unaudited)
Revenue	$79,064	$41,797	$26,256
Loss for Period	$(80,608)	$(80,144)	$(48,246)

RISK FACTORS

An investment in our shares is speculative and involves a high degree of risk. Therefore, you should not invest in our shares unless you are able to bear a loss of your entire investment. You should carefully consider the following factors as well as the other information contained herein before deciding to invest in our shares. Factors that could cause actual results to differ from our expectations, statements or projections include the risks and uncertainties relating to our business described above. This Prospectus and statements that we may make from time to time may contain forward-looking information. There can be no assurance that actual results will not differ materially from our expectations, statements or projections.

RISKS RELATED TO OUR FINANCIAL CONDITION

1.   We will need additional infusions of capital.

We will need outside funding to provide the working capital necessary to implement our business plan. Funding is necessary in order for us to produce our initial DVD and infomercial and to increase our presence on the internet. If we fail to arrange for sufficient working capital in the future, we will not be able to expand operations until we can obtain adequate financing. We may not be able to obtain additional financing in sufficient amounts or on acceptable terms when needed, which will adversely affect our prospects. If we do not raise the necessary capital, we may not be able to continue as a going concern. Debt financing must be repaid regardless of whether or not we generate profits or sufficient cash flow from our business activities to satisfy the obligations.

2.   Any capital we do raise will likely result in dilution to our stockholders' ownership and voting rights in our Company.

Equity financing will result in dilution to existing stockholders and may involve securities that have rights, preferences, or privileges that are senior to our Common Stock. We may incur substantial costs in pursuing future capital and/or financing, including investment banking fees, legal fees, accounting fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

3.   We have limited working capital.

Because we are a small company and have limited working capital, we must limit our operations and carefully execute our business plan. Because we will have to limit our operations based on available working capital, we may not generate sufficient sales to make a profit. If we do not make a profit, we may have to suspend or cease operations.

4.    Our auditor has raised substantial doubt about our ability to continue as a going concern.

The report of our independent auditor regarding our audited financial statements for the period ended December 31, 2012 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. We have an accumulated deficit since inception of $240,033, as of September 30, 2013 and have limited revenues. Our future is dependent upon achieving a profitable level of operations or on the ability of the Company to obtain necessary financing to fund ongoing operations. This is a significant risk to investors who purchase shares of our Common Stock because there is an increased risk that we may not be able to generate and/or raise enough capital to remain operational. Management believes that its current and future plans enable it to continue as a going concern for the next twelve months due to our ability to issue debt and equity securities, seek strategic partners and our current proposal to initiate an additional revenue stream through DVD sales.

To meet these objectives, we will need to continue to raise additional capital through the sale of our common stock and debt financing in order to support existing operations and expand the range and scope of our business. However, there are no assurances that we will be successful in raising capital through an equity or debt offering on acceptable terms and timely manner, if at all. The failure to obtain the necessary working capital would have a material adverse effect our the business prospects and, depending upon the shortfall, the Company may have to curtail or cease its operations.

RISKS RELATED TO OUR BUSINESS

5.    We have recently changed our business plan and do not have sufficient operating history in the new direction we are taking.

We commenced operations as House of BODS Fitness, Inc. in late 2010 and have no operating history in the dance fitness DVD industry upon which an evaluation of our company's new venture can be made. For that reason, it may be difficult for a potential investor to judge our prospects for success.

House of BODS Fitness, Inc. was incorporated on October 13, 2010 and has not had a significant operating history from which to evaluate our business and prospects. BODS Transcending Company, our subsidiary, was organized on September 10, 2007 and had only one (1) operating dance studio. After the acquisition of BODT, we changed our business plan to include the addition of our dance fitness DVD model as well as individual fitness training. As of this date, we have had limited revenue. There can be no assurance that our current operations and /or our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain and expand our operations, our stockholders would likely lose their entire investments. Although BODT has operated our studio since November 2007, its operations have not provided substantial revenue, and we do not have experience with producing a fitness DVD. We, therefore, face all the risks inherent in a new business, including the expenses, difficulties, complications and delays frequently encountered in connection with new operations, including capital requirements and managements' potential underestimation of initial and ongoing costs. Additionally, we may encounter delays and other problems. We also face the risk that we will not be able to effectively implement our business plan. In evaluating our business and prospects, these difficulties should be considered. If we are not efficient in addressing these risks, we will not operate profitably or perhaps at all, and we may not have adequate working capital to meet our obligations as they become due. Our ability to operate as a going concern and to achieve profitable operations will depend on such factors as the success of our business model, marketing strategy, market penetration, competition and the availability of financing. No assurance can be given that we will be able to successfully develop our business under the foregoing conditions and given the inherent risks.

6.    We initially depend on only one dance studio and our personal training program to conduct our operations.

The Company presently does not have an operating studio. We are conducting business by offering personal training sessions at the client's location. However, our CEO is currently seeking a suitable studio location for future business. Our initial operations will be substantially reliant on the success of our personal training program, one dance studio and the market acceptance of our dance fitness DVD. If our dance studio were to operate at a loss, it would have a negative impact on our business. While we will have casualty insurance to protect us against damage and loss of our dance studio, such insurance may be insufficient to protect us from any losses we incur and would not protect us from the disruption in our operations that would likely result from any material damage to, or loss of, our dance studio to fire, flooding or other causes, which would have a material adverse effect on our financial condition, business, and prospects.

7.    Consumers may not embrace our DVDs, or preferences may change.

Our ability to operate our business successfully is dependent initially on the success of a variety of factors, including our ability to develop and sell our DVDs and other products we introduce to the public. We anticipate that our business will be targeted to consumers who assign high value to a healthy lifestyle and exercise. Our ability to grow our customer base and generate sales will depend initially upon customer-acceptance of our DVDs and the importance consumers place on healthy lifestyles and exercise. We cannot assure you that the demographic trends on which our business plan is based will continue or that the current levels of consumer interest in healthy lifestyles and exercise will be sustained. The decrease of consumer interest in these trends would materially and adversely affect the growth of our customer base and sales revenues and, accordingly, would have a material adverse effect on our business, results of operations, and financial condition.

8.    We may not be able to attract and retain a sufficient number of clients to maintain or expand the business.

Our dance fitness studio business depends on our ability to attract and retain clients, and we cannot assure you that our marketing efforts will lead to viable client attendance levels or that the client attendance levels at our studios we open in the future will be at levels required to achieve profitability, or if profitability is realized will not materially decline. There are numerous factors that could lead to a decline in attendance levels or sales of our product including changes in discretionary spending trends and general economic conditions, market maturity or saturation, our failure to deliver quality service at a competitive price, direct and indirect competition in the areas where our studios are located and a decline in the public's interest in health and fitness. In order to achieve and maintain acceptable client attendance levels, we may from time to time offer lower session rates. Any decrease in our average revenue or higher client acquisition costs may adversely impact our operating margins.

9.    Our sales and operating results may vary widely.

We expect to experience fluctuations in our operating results as a result of a variety of factors, including:

(i)     Fluctuations in promotional, advertising, and marketing expenditures;
(ii)   The introduction of new DVDs or other products or delays in such introductions;
(iii)  The introduction or announcement of new products by our competitors;
(iv)  Customer acceptance of our new DVDs and/or other products;
(v)   Shipment delays;
(vi)  Consumer perceptions of our products and operations;

(vii) Competitive pricing pressures;
(viii) The adverse effect of our distributors' or suppliers' failure, and allegations of their failure, to comply with applicable regulations;
(ix)   Economic conditions in general and in the media and lifestyles industry in particular;
(x)    The negative effect of changes in or interpretations of regulations that may limit or restrict the sale of certain of our products;
(xi)   The expansion of our operations into new markets; and
(xii)  The introduction of our products into each new market.

Any of these factors could have a material adverse effect on our business, results of operations, and financial condition. We have no operating history in the dance fitness DVD market, and therefore it is difficult to predict our future sales or our ability to identify and adapt our DVDs or other products successfully to meet changing consumer interest trends and other elements that affect our results of operations.

10.    We have a lack of long term agreements.

Our business does not lend itself to long term agreements by our customers. Since our customer base has several choices in identifying the kinds of exercise that best fits their budget, we are not able to calculate with certainty our revenue on a long term basis. Such lack of certainty means that there can be no assurance that we will be able to successfully implement our business plan and could have a material adverse affect on our financial condition.

11.   We must achieve trade and consumer acceptance in distribution channels and may not be able to do so.

While our initial marketing efforts will focus on infomercials promoting our DVDs and local advertising promoting our dance fitness sessions, our growth will depend in part on our ability to attract and maintain customers and expand our channels of marketing and distribution. These channels of marketing and distribution are expected to present, competitive challenges, risks and marketing and distribution costs. In addition, our expansion in these channels of distribution will require us to attract and retain consumers in broader demographic and geographic markets. There can be no assurance that we will achieve successful distribution through nationwide distribution channels and with consumers in other demographic and geographic markets. The inability to obtain consumer acceptance in these markets could have a material adverse effect on our business, results of operations, and financial condition.

12.   If we are unable to identify and acquire suitable sites for new studios, our revenue growth rate and profits may be negatively impacted.

To successfully expand our business over the long term, we must identify and acquire studio sites that are suitable for our dance fitness customers. In addition to finding sites with the right geographical, demographic and other measures, we also need to evaluate the penetration of our competitors in the market. We face competition from other health and fitness center operators for sites and as a result, we may lose desirable sites, our competitors could copy our format or we could be forced to pay higher prices for those sites. If we are unable to identify and acquire sites for new studios on acceptable terms, our revenue growth rate and profits may be negatively impacted. Additionally, if our analysis of the suitability of a site is incorrect, we may not be able to recover our capital investment in developing and building the new studio.

13.   We may experience prolonged periods of losses in our proposed new studios.

In considering the opening of a new studio, we expect to experience an initial period of operating losses. We expect that fees from clients will generate insufficient revenue for the studio to initially generate positive cash flow. As a result, a new studio will likely generate an operating loss in its first full year of operations and substantially lower profit margins in its second full year of operations than a studio opened for more than 24 months. These operating losses and lower margins will negatively impact our future results of operations. This negative impact will be increased by the initial expensing of pre-opening costs, which include legal and other costs associated with lease negotiations and permitting and zoning requirements, as well as depreciation and amortization expenses, which will further negatively impact our net income. We may, at our discretion, accelerate or expand our plans to open new studios, which may adversely affect results from operations.

14.   We may incur rising costs related to construction of a new studio.

Our proposed new studio will require an initial up-front investment. If our investment is higher than we had anticipated, we may need to outperform our operational plan to achieve our targeted return. Over the longer term, we believe that we can offset cost increases by increasing our per-session and other fees and improving profitability through cost efficiency strategies; however, higher costs in certain regions where we may open new studios may be difficult to offset in the short-term.

15.   We are dependent on our ability to negotiate lease arrangements with operators for fitness facilities.

Our business plan depends on our ability to negotiate reasonable lease terms with facility operators in the future. We cannot guarantee that we will be able to negotiate new leases or renew the leases that have expired on terms acceptable to us or at all. If we are unable to secure such a lease, or if we can only secure such leases on reasonable terms that are less than optimal for us, we may not be able to implement our business plan, which would have a material adverse effect on our results of operations.

16.   We may not be able to successfully integrate additional dance studios that we open in the future.

If we have the working capital necessary to do so, we expect to open additional studios in Florida. There can be no assurance that we will be able to do so. If we do expand our business, there can be no assurance we will be able to do so successfully.

17.   Direct-response marketing is extremely competitive and we may not be able to market our DVDs successfully.

We plan to market our DVDs via direct response marketing (such as television infomercials). The direct response industry is extremely competitive, rapidly evolving and subject to constant change and intense marketing by providers of similar products. We must be able to distinguish our products and develop new products that address the needs of our customers. The inability to do so could have a material adverse effect on our business, results of operations, and financial condition.

18.   There are risks associated with an internet marketing strategy.

We have not previously conducted marketing programs according to practices common to Internet industries. The costs for new information technology systems needed to efficiently engage in internet sales could be substantial, as could the amount of time needed to acquire and implement such systems. The inability to create or purchase the technology required, or to do so in a timely and cost effective manner, could have a material adverse effect on our financial condition and results of operations.

19.   We initially will have a very narrow product line; dependence on new products.

We expect initially to have a very limited product line. We propose to start with a DVD video featuring Tammy Skalko. There can be no assurance that our products will achieve market acceptance. Any such failure could have a material adverse effect on our business, results of operations, and financial condition. We believe our ability to increase sales is partially dependent upon our brand name and ability to introduce new DVDs and other products. The success of new DVDs and other products depends on a number of factors, including our ability and creative skills to develop products that appeal to consumers and that are priced competitively. There can be no assurance that our efforts to develop new products will be successful, that consumers will accept new products, or that our competitors will not introduce products that achieve greater market acceptance than our products.

20.   We may be dependent on retail customers and distributors.

We may sell our products through distributors that resell to retail customers. We may also seek to establish sales to retail customers directly. Such distributors and retail customers would likely purchase our products with standard purchase orders and, in general, are not bound by long-term contracts. There can be no assurance that any such distributors and retail customers will establish a relationship with us. The lack of a distributor or a significant number of retail customers, or a significant reduction in purchase volume by or financial difficulty of such customers or distributors could have a material adverse effect on our business, results of operations, and financial condition.

21.   We are subject to risks associated with advertising.

Advertising of our products is subject to regulation by the FTC under the Federal Trade Commission Act, which prohibits unfair or deceptive trade practices, including dissemination of false or misleading advertising. In addition, the National Advertising Division of the Council of Better Business Bureaus, Inc. ("NAD") administers a self-regulatory program by the advertising industry to ensure truth and accuracy in national advertising. NAD both monitors national advertising and entertains inquiries and challenges from competing companies and consumers. Although we do not believe that such regulations will materially negatively affect our marketing efforts, any future changes to our advertising resulting from compliance with an adverse NAD determination or FTC action or fines or penalties assessed in connection therewith could adversely affect our product marketing efforts, and there can be no assurance that such required changes in advertising would not have a material adverse effect on our business, results of operations, and financial condition.

22.   We are dependent on third party manufacturers for the manufacture and shipment of our products.

We do not own or operate any manufacturing facilities and are, therefore, dependent on third parties for the manufacture of our products (whether DVDs or other fitness and retail products). We will rely on contract manufacturers to produce several of our products. These contract manufacturers may also produce products for our competitors. If any of our contract manufacturers were unable or unwilling to produce and ship our products in a timely manner or to produce sufficient quantities to support our growth, if any, we would have to identify and qualify new contract manufacturers. There can be no assurance that we would be able to identify and qualify new contract manufacturers in a timely manner or that such manufacturers would allocate sufficient capacity to us in order to meet our requirements, which could adversely affect our ability to make timely deliveries of our products. In addition, there can be no assurance that the capacity of the contract manufacturers will be sufficient to fulfill our orders, and any supply shortfall could materially and adversely affect our business, results of operations, and financial condition. To successfully operate our business, we must receive timely delivery of merchandise from our vendors and suppliers. As we grow, some of these vendors may not have sufficient capital, resources or personnel to satisfy their commitments to us. Any significant delay in the delivery of products by vendors could have a material adverse effect on our business, results of operations, and financial condition. In addition, the contract manufacturers will be contractually required to maintain the quality of the products we sell and to comply with applicable laws and regulations relating to the production of such products. There can be no assurance that our contract manufacturers will always produce products that are consistent with our standards. The failure of any contract manufacturer to produce products that conform to our standards could materially adversely affect our reputation and result in product recalls, product liability claims and severe economic loss.

23.   Government laws and regulations may restrict our business.

Our operations and business practices are subject to Federal, state and local government regulations. We must abide by the general rules and regulations of the Federal Trade Commission, state and local consumer protection agencies and state statutes relating to membership contracts and rules and regulations that govern the advertising, sale, financing and collection of memberships and other products. We are also subject to state and local health regulations. Compliance with such rules and regulations may be expensive and time consuming, and we may not have the expertise to do so.

24.   Our success is dependent upon the continued services of management, and we currently have no key man insurance on any key personnel.

Our success is dependent on the continued efforts of Tammy Skalko, currently our Chief Executive Officer. The loss of this individual would have a material adverse effect on our operations. We anticipate that we will need to hire additional skilled personnel in all areas of our business in order to grow. There can be no assurance that we will be able to retain our existing personnel or attract additional qualified employees in the future, the failure of which would have a material adverse effect on our business, financial condition and results of operations. We do not currently maintain "key man" life insurance on the life of any of our employees. To the extent that the services of key personnel become unavailable, we will be required to retain other qualified persons. There can be no assurance that we will be able to employ qualified persons on acceptable terms.

25.   We may not be able to manage growth effectively.

If we are successful in opening multiple dance fitness studios, producing and marketing our DVDs and initiating internet sales of our DVD and the other products we offer, we will be required to deliver quality merchandise to our customers on a timely basis at a reasonable price. Such demand will likely create working capital issues for us, as we will need increased liquidity to fund purchase of fitness equipment and to increase our inventory of products for resale. It will also place a significant strain on our management, administration and operational resources. We will be required to continue improving our operations, management and financial systems and controls. The failure to manage growth effectively could have an adverse effect on our business, financial condition and results of operations. We cannot foresee if business will grow rapidly or if our efforts to implement and expand our business will be successful.

26.   Our officers and directors may also allocate their time to other businesses, and such other affairs could limit attention to our activities.

Our executive officers and directors are not required to commit their full time to our affairs, which may result in conflicts of interest in allocating their time between our operations and other businesses. Tammy Skalko, our President and CEO will commit full time to this endeavor and will allocate a minimum of 40 hours per week to our operations. James Beshara, our Secretary/Treasurer, CFO and a Director, is engaged in other business endeavors and is not obligated to contribute any specific number of hours to our affairs, however it is anticipated that he will devote from two (2) to four (4) hours per week or as needed to our affairs. If other business affairs require our officers and directors to devote substantial amounts of their time to other such business affairs, it could limit their ability to devote time to our affairs and hinder their ability to help us consummate our business plan.

27.   Our officers and directors may experience conflicts of interest.

Our officers and directors may be, and in the future may become, affiliated with entities, engaged in business activities similar to those conducted and intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us as well as to the other entities with which they have fiduciary or other obligations or other compelling interests. Accordingly, they may have conflicts of interest in determining which entity a particular business opportunity should be presented. Tammy Skalko as President and CEO will commit full time to this endeavor and will not engage in or conduct in business activities or opportunities which present a conflict of interest to our endeavor.

28.   Issuance of preferred stock; anti-takeover effects of certain special charter and by-law provisions.

Our Board of Directors has the authority to issue up to 25,000,000 shares of Preferred Stock, $0.0001 par value, and to ascribe certain powers thereof, without any further vote or action by our stockholders, including voting rights, dividend rights, terms of redemption, conversion rights and liquidation preferences of such shares. Preferred Stock could be issued that would have rights with respect to voting, dividends and liquidation that would be adverse to those of our Common Stock. The Board of Directors could approve the issuance of Preferred Stock to discourage attempts by others to obtain control of the Company by merger, tender offer, proxy contest or otherwise by making such attempts more difficult and costly to achieve. There are no agreements or understandings for the issuance of Preferred Stock and the Board of Directors has no present intention to issue any Preferred Stock.

29.   Provisions in our certificate of incorporation provide for indemnification of officers and directors, which could require us to direct funds away from our business.

Our Articles of Incorporation provides for the indemnification of our officers and directors. We may be required to advance costs incurred by an officer or director and to pay judgments, fines and expenses incurred by an officer or director, including reasonable attorneys' fees, as a result of actions or proceedings in which our officers and directors are involved by reason of being or having been an officer or director of our company. Funds paid in satisfaction of judgments, fines and expenses may be funds we need for the continued operation of our business, thereby affecting our ability to attain or maintain profitability.

30.   The level of competition in the fitness club industry could negatively impact our revenue growth and profitability.

The fitness club industry is highly competitive and continues to become more competitive. In the market in which we operate or the markets in which we expect to operate, we compete with other fitness clubs, physical fitness and recreational facilities established by local governments, hospitals and businesses for their employees, amenity and condominium clubs, the YMCA and similar organizations and, to a certain extent, with racquet and tennis and other athletic clubs,country clubs, weight reducing salons and the home-use fitness equipment industry. We also compete with other entertainment and retail businesses for the discretionary income in our target demographics. We might not be able to compete effectively in the future in the markets in which we operate or expect to operate. Competitors include companies that are larger and have greater resources than us and they may enter these markets to our detriment. These competitive conditions may limit our ability to increase dues without a material loss in membership, attract new members and attract and retain qualified personnel. Additionally, consolidation in the fitness club industry could result in increased competition among participants, particularly large multi-facility operators that are able to compete for attractive acquisition candidates or newly constructed studio locations, thereby increasing costs associated with expansion through both acquisitions and lease negotiation and real estate availability for newly constructed studio locations. The number of competitor clubs that offer lower pricing and a lower level of service continue to grow in our markets and in markets in which we expect to operate. These clubs have attracted, and may continue to attract, members away from both our dance fitness studio and can be expected to do so with respect to studios we may open in the future particularly in the current consumer environment. Furthermore, smaller and less expensive weight loss facilities present a competitive alternative for consumers. We also face competition from competitors offering comparable or higher pricing with higher levels of service. The trend to larger outer-suburban, multi-recreational family fitness centers, in areas where suitable real estate is more likely to be available, also compete against our suburban, fitness-only models. We will face intense competition in the DVD fitness arena, including from fitness DVDs productions featuring entertainment and other icons who are well established in this and other industries. Many of these competitors are well established and have substantially more resources available to them then we do. It will be very difficult for us to establish a foothold in the DVD fitness marketplace. If we do not do so, our business will be negatively affected, and we may not be able to continue as a going concern considering this is a vital part of our business plan.

CERTAIN FACTORS RELATING TO OUR INDUSTRY

31.   We could be subject to claims related to health or safety risks at our studios.

Use of our proposed studios and our DVDs may pose potential health or safety risks to clients or guests through use of our studios and participating in the dance programs central to our DVDs. There is a risk that claims will be asserted against us for injury or death suffered by our customers. Personal injury claims and lawsuits can result in significant legal defense costs, settlement amounts and awards, and could have an adverse effect on our business, financial condition and result of operations or cash flow. In addition to the risks of liability exposure and increased costs of defense, claims may produce publicity that could hurt our reputation, our brand and our business. We plan to carry all reasonable and necessary insurance coverage when we open the next studio for protection in the event of any of the fore stated liability issues and will add any additional coverage as needed for DVD production.

32.   Our business may be affected by changes in trends.

The health and fitness industries are subject to changing consumer trends, demands and preferences. Trends change often and unpredictably, and our failure to anticipate, identify or react to changes in these trends could lead, among other things, to reduced demand and price reductions, and could have a material adverse effect on our business, results of operations, financial condition, and shareholder value. These changes might include consumer demand for new products or fitness services. Our success depends, in part, on our ability to anticipate the habits of consumers and to offer products that appeal to their preferences on a timely and affordable basis.

33.   We may face intellectual property risks.

We have only filed for trademark protection for the name BODS Transcending. If we are successful in developing additional products, we believe we may be able to rely on common law trademark rights and trade secret laws to protect our proprietary rights to any intellectual property related to our company, including but not limited to the House of BODS Fitness, Inc. name and logo. However, there is substantial risk that these common law rights will not offer us sufficient protection, if any. There can be no assurance that we will be able to enforce our trademark rights for our products or register trademarks or obtain the common law trademark rights we desire. In addition, while we may file applications for federal registration of trademarks in the United States, we may not be successful if we do so. Common law trademark rights do not provide us with the same level of protection as afforded by a United States federal registration of a trademark. In addition, common law trademark rights are limited to the geographic area in which the trademark is actually used plus a reasonable zone of future expansion, while U.S. federal registration on the Principal Register gives the registrant superior rights throughout the United States, subject to certain exceptions. We expect to register our trademarks in certain foreign jurisdictions where our products may be sold. The protection available in such jurisdictions may not be as extensive as the protection available to us in the United States.

34.   We may be affected by sales tax consideration from various jurisdictions.

Various jurisdictions, included in the U.S., are increasingly seeking to impose sales or use taxes on internet sales. The imposition of sales taxes on any interest sales may have a negative effect on our financial condition and results of operations in the future. Any such impact cannot currently be quantified.

35.   The expansion of our business to include retail and DVD sales is dependent on our development and use of online commerce.

The use of the Internet in the selling of products and services has become a widely accepted and effective tool in the development of sales and marketing programs for many companies from sole proprietorships to the largest corporations around the world. Although there is and will continually be substantial developments in security risks during the transacting of business over the Internet, our future net revenues and profits may be substantially dependent upon the level of confidence we are able to develop with regards to issues of fraud, privacy and other problems impacted by the use of the Internet. In order to expand our customer and revenue generating base, we propose to sell fitness DVD's, exercise clothing and accessories through our online storefront. If we are unable to attract a sufficient consumer base with the sales of our products over the Internet, our operating results and financial conditions may suffer.

36.   Our business is subject to online security risks.

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. Our security measures may not prevent security breaches. Our failure to prevent security breaches could harm our business. Currently, many of our customers authorize us to bill their credit card accounts directly for all transactions charged by us. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers. Advances in computer capabilities, new discoveries in the field of cryptography or other developments may result in a compromise or breach of the technology used by us to protect customer transaction data. A number of Web sites have reported breaches of their security. Any compromise of our security could harm our reputation and, therefore, our business. In addition, a party who is able to circumvent our security measures could misappropriate proprietary information or cause interruptions in our operations. We may need to expend significant resources to protect against security breaches or to address problems caused by breaches. These issues are likely to become more difficult as we expand the number of areas where we operate. Security breaches could damage our reputation and expose us to a risk of loss or litigation and possible liability. We are applying for, although we do not currently have, any insurance policies in place covering these types of circumstances. Low coverage limits may not be adequate to reimburse us for losses caused by security breaches.

Risk Factors Related to This Offering and Ownership of Our Common Stock

37.   We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our directors and officers, who will receive no commissions or other remuneration from any sales made hereunder. They will offer the shares to friends, family members, and business associates; however, there is no guarantee that they will be able to sell any of the shares. Unless they are successful in selling all of the shares and we receive the proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

38.   There is currently no market for our common stock and a market for our common stock may not develop, which could adversely affect the liquidity and price of our securities.

There is no market for our Common Stock. A trading market for our Common Stock may never develop or, if developed, it may not be maintained. Investors may be unable to sell their Common Stock unless a market can be established and maintained.

39.   Investment by tax-exempt investors.

In considering an investment in our Common Stock of a portion of the assets of a trust of a pension or profit-sharing plan qualified under Section 401(a) of the Internal Revenue Code and exempt from tax under Section 501(a), a fiduciary should consider if: (i) the investment satisfies the diversification requirements of Section 404 of ERISA; (ii) the investment is prudent, since the Common Stock is not freely transferable and there may not be a market created in which the fiduciary can sell or otherwise dispose of the Common Stock; and (iii) the Common Stock or the underlying assets owned by the Company are "plan assets" under ERISA. Such tax and ERISA laws are extremely complex, and prospective investors are encouraged to consult their own tax adviser and/or counsel with respect to the investor's particular situation.

40.   We have no intention of paying dividends.

We have never declared or paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.

41.   Our Common Stock may be deemed a "penny stock", which would make it more difficult for investors to sell their shares.

Our common stock in all likelihood will trade at a price below $5.00 per share and become subject to the "penny stock" rules enacted by the SEC. This would increase the likelihood that many brokerage firms will not participate in a potential future market for our common stock. These rules require, among other things, that brokers who trade penny stock to persons other than "established customers" complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If we remain subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for our securities. If our securities are subject to the penny stock rules, investors will find it more difficult to dispose of our securities.

42.   We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

In the past, our shares of common stock have been offered to prospective investors pursuant to the terms and subject to the conditions of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Unless the sale of our common stock otherwise qualifies for the statutory private offering exemption provided in Section 4(2) of the Securities Act, purchasers of our common stock may have the right to rescind their purchase if any of our offerings fail to comply with the requirements of Regulation D. A similar right may exist under state securities law. If we have used the proceeds raised from any of our offerings prior to the time at which a rescission claim is made, there can be no assurance that any funds will be available to return to any investors who may be entitled to the rescission of their purchase of our common stock.

The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and completing the sales of our common stock pursuant to our various offerings. We have not received a legal opinion to the effect that any of our prior offerings were exempt from registration under any federal or state law. Instead, we have relied upon the operative facts as the basis for such exemptions, including information provided by investors themselves. If any prior offering did not qualify for such exemption, we may face claims for rescission and other remedies. We may become engaged in costly litigation to defend these claims, which would lead to increased expenditures for legal fees and divert management's attention from operating the business of the Company. If we could not successfully defend these claims, we may be required to return proceeds from our offerings to investors, which would harm our financial condition. Additionally, if we did not, in fact, qualify for the exemptions upon which we have relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

43.    The requirements of being a public company may strain our resources and divert management's attention.

When we are a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (Exchange Act), the Sarbanes-Oxley Act, the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming, or costly, and increase demand on our systems and resources.

The Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business and operating results. On an annual basis we estimate the increased legal costs to be approximately $35,000 and financial compliance costs to be approximately $25,000.

As a result of disclosure of information in this prospectus and in filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, by third parties. If such claims are successful, our business and operating results could be harmed, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and harm our business and operating results.

44.    If we are unable to implement and maintain effective internal control over financial reporting in the future, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common stock may be negatively affected.

As a public company, we will be required to maintain internal controls over financial reporting and to report any material weaknesses in such internal controls. In addition, we will be required to furnish a report by management on the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are in the process of designing, implementing, and testing the internal control over financial reporting required to comply with this obligation and this process is time consuming, costly, and complicated. If we identify material weaknesses in our internal control over financial reporting, if we are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or as an emerging growth company, if we utilize the exemption from 404(b) which requires our independent registered public accounting firm express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our Common stock could be negatively affected. If this is the case, we could also become subject to investigations by the stock exchange on which our securities are listed, the Securities and Exchange Commission, or other regulatory authorities, which could require additional financial and management resources.

45.    The market price of our Common Stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the initial public offering price.

If you purchase shares of our common stock in our initial public offering, you may not be able to resell those shares at or above the initial public offering price. We cannot assure you that the initial public offering price of our common stock, or the market price following our initial public offering, will equal or exceed prices in privately negotiated transactions of our shares that have occurred from time to time prior to our initial public offering. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

·	actual or anticipated fluctuations in our revenue and other operating results;
·	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;
·

actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company, or our failure to meet these estimates or the expectations of investors;

·

additional shares of our common stock being sold into the market by us or our existing stockholders or the anticipation of such sales, including if we issue shares to satisfy financial obligations or if existing stockholders sell shares into the market;

·	changes in operating performance and stock market valuations of other companies in our industry;
·	lawsuits threatened or filed against us;

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of comparable companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business.

46.    We have broad discretion in the use of the net proceeds from our initial public offering and may not use them effectively.

We have indicated in our Use of Proceeds on Page 22, the allocation of the net proceeds we receive from our initial public offering to certain aspects of our business operations. We propose to use the net proceeds of this offering to include the production and launch of a fitness DVD series, to increase our presence on the internet towards facilitating online retail sales of various products related to our business, for working capital and other general corporate purposes. During the course of operating our business and as situations present themselves, management may, from time to time, find it necessary to reapportion or invest these proceeds in a way which more effectively affects our company and its operations. There may be times when stockholders disagree and the failure by our management to apply these funds effectively could harm our business and financial condition. Pending their use, we may invest the net proceeds from our initial public offering in a manner that does not produce income or that loses value.

47.   We are an "emerging growth company" under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012 ("JOBS Act"), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We will remain an "emerging growth company" for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any May 30.

48.   Our status as an "emerging growth company" under the JOBS Act of 2012 may make it more difficult to raise capital as and when we need it.

Because of the exemptions from various reporting requirements provided to us as an "emerging growth company", we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

USE OF PROCEEDS

Our offering is being made in a direct public offering.

The principal purposes of our initial public offering are to create a public market for our common stock and thereby enable future access to the public equity markets by us in order to obtain additional capital, and facilitate an orderly distribution of shares for the selling stockholders. We intend to use the net proceeds to us from our initial public offering to produce and launch a fitness DVD series, to increase our presence on the internet to facilitate online retail sales of various products related to our business, for working capital and other general corporate purposes.

Pending other uses, we intend to invest the proceeds to us in investment-grade, interest-bearing securities such as money market funds, certificates of deposit, or direct or guaranteed obligations of the U.S. government, or hold as cash. We cannot predict whether the proceeds invested will yield a favorable return. We do not intend to invest the proceeds of this offering in a manner that would subject us to regulation as an Investment Company for purposes of United States securities laws. Our management will have broad discretion in the application of the net proceeds we receive from our initial public offering, and investors will be relying on the judgment of our management regarding the application of the net proceeds.

The following table illustrates the proposed use of proceeds from the offering of shares by us. Since there is no minimum number of shares that must be sold to complete this offering, we have illustrated various amounts. However, there is no assurance that we will sell any or all of the shares. The proposed applications are listed in order of priority.

Amount of Proceeds (1)
Proposed use	$250,000	$500,000	$750,000	$1,000,000
Production and launch of DVD series	$115,000	$115,000	$115,000	$115,000
Media and Marketing for DVD series	$25,000	$150,000	$285,000	$385,000
Increase internet presence	$30,000	$50,000	$65,000	$100,000
Legal and professional services	$35,000	$60,000	$60,000	$60,000
Working capital (2)	$--	$75,000	$180,000	$295,000
(1) (2)

Excludes expenses of the offering, estimated at $45,000, including legal and accounting fees, printing and travel expenses.
Includes overhead expenses, such as consulting fees, rent and travel. Also includes a reserve for contingencies.

Within the first 12 months after the close of our offering and depending on the amount of net proceeds available to us, management proposes to implement a timeline as to the use of the net proceeds as follows:

(1)   Produce and launch a fitness DVD series: the Company has commenced research for a contractor for the production and launch of a DVD series and intends to implement this step within 12 months of receipt of sufficient capital. The DVD series is anticipated to take 90-120 days to produce.

(2)   Increase our presence on the internet to facilitate online retail sales of various products related to our business: the Company has commenced research for an internet marketing company to improve and increase our internet presence. We intend to implement this step within 30 days of receipt of sufficient capital. Increasing internet presence will be an ongoing effort that will continue as we launch the DVD.

(3)   Legal and professional services: the Company will use proceeds from this offering for legal and professional services as the need arises. Once the Company has registered shares, the need for reporting and compliance will increase and will be ongoing.

(4)   Working capital and other general corporate purposes: the Company will use the proceeds from this offering for working capital and other general corporate purposes as the need arises.

Determination of Offering Price

The Selling Shareholders may sell shares from time to time, initially at a fixed price equal to $0.15 per share. The offering price of the shares was based on our anticipated market price which has been determined arbitrarily by us and does not bear any relationship to our assets, book value, earnings, or any other objective criteria of value. However, we cannot determine what the market value of our common stock will be either now or at the time of sale. There is no relationship between this price and the Company's assets, earnings, book value or any other objective criteria of value. Our common stock is not traded on any national securities exchange and is not quoted on any over-the-counter market. If our shares become quoted on the Over the Counter Market Tier ("OTC Market Tier"), the Selling Shareholders may sell all, or a portion, of their shares in the over-the-counter market at prices prevailing at the time of sale, or related to the market price at the time of sale, or at other negotiated prices.

The common stock to be sold by the Selling Shareholders is common stock that is currently issued and outstanding. The Selling Shareholders of the issued and outstanding common shares are offering up to 1,670,000 shares of common stock through this prospectus. All of the shares were acquired from us by the Selling Shareholders in exempt transactions as described in the section below, Selling Shareholders. The Selling Shareholders purchased their shares in a series of exempt offerings that have been offered from time to time since the inception of the Company in 2010.

The shares that we are offering to the public, which are 6,666,667 of our $.0001 par value Common Stock, are likewise being offered at $0.15 per share.

Dilution

Dilution per common share to new investors in this offering represents the difference between the amount per common share paid by purchasers of common shares in this offering and the net tangible book value per common share immediately after this offering. Net tangible book value per common share is determined by dividing our total tangible assets, less total liabilities, by the number of common shares outstanding.

Our net tangible book value as of September 30, 2013 was approximately $12,045, or $0.0007 per share of common stock, based upon 16,070,000 common shares outstanding as of that date.

The total amount of common shares outstanding after the closing of this offering will be determined by the total amount of common shares outstanding as of September 30, 2013 and only the total amount of shares issued by the Company in the offering. Common shares issued by the selling shareholders in this offering have been recorded as issued and outstanding as of September 30, 2013, and do not represent a new issuance of common shares of the Company.

Assuming $1,000,000 or 100% of the shares offered are sold:

After giving effect to the sale of 6,666,667 shares of common stock in this offering if the maximum amount is raised at the offering price of $0.15 per share, we would have a total of 22,736,667 shares of common stock issued and outstanding and our adjusted net tangible book value as of September 30, 2013 would have been approximately $1,012,045 if the maximum amount were raised in this offering, or $0.0445 per common share. This amount represents an immediate increase in net tangible book value of $0.0438 per common share to the existing stockholder if the maximum amount is raised and immediate dilution in net tangible book value of ($0.1055) per common share to new stockholders purchasing our common shares if the maximum amount is raised.

Assuming $750,000 or 75% of the shares offered are sold:

After giving effect to the sale of 5,000,000 shares of common stock in this offering if seventy-five percent of the maximum amount is raised at the offering price of $0.15 per share, we would have a total of 21,070,000 shares of common stock issued and outstanding and our adjusted net tangible book value as of September 30, 2013 would have been approximately $772,045 if seventy-five percent of the maximum amount were raised in this offering, or $0.0362 per common share. This amount represents an immediate increase in net tangible book value of $0.0354 per common share to the existing stockholder if seventy-five percent of the maximum amount is raised and immediate dilution in net tangible book value of ($0.1138) per common share to new stockholders purchasing our common shares if seventy-five percent of the maximum amount is raised.

Assuming $500,000 or 50% of the shares offered are sold:

After giving effect to the sale of 3,333,333 shares of common stock in this offering if fifty percent of the maximum amount is raised at the offering price of $0.15 per share, we would have a total of 19,403,333 shares of common stock issued and outstanding and our adjusted net tangible book value as of September 30, 2013 would have been approximately $512,045 if fifty percent of the maximum amount were raised in this offering, or $0.0256 per common share. This amount represents an immediate increase in net tangible book value of $0.0264 per common share to the existing stockholder if fifty percent of the maximum amount is raised and immediate dilution in net tangible book value of ($0.1236) per common share to new stockholders purchasing our common shares if fifty percent of the maximum amount is raised.

Assuming $250,000 or 25% of the shares offered are sold:

After giving effect to the sale of 1,666,667 shares of common stock in this offering if twenty-five percent of the maximum amount is raised at the offering price of $0.15 per share, we would have a total of 17,736,667 shares of common stock issued and outstanding and our adjusted net tangible book value as of September 30, 2013 would have been approximately $262,045 if twenty-five percent of the maximum amount were raised in this offering, or $0.0148 per common share. This amount represents an immediate increase in net tangible book value of $0.0140 per common share to the existing stockholder if twenty-five percent of the maximum amount is raised and immediate dilution in net tangible book value of ($0.1352) per common share to new stockholders purchasing our common shares if twenty-five percent of the maximum amount is raised.

The following table illustrates this dilution on a per common share basis:

Book Value Per Share prior to Offering	$0.0007
Offering Price per Share	$.15

Amount of Offering sold	Book Value Per Share after Offering	Increase Book Value Per Share current Shareholders	Dilution Book Value Per Share new Shareholders	Dilution New Shareholders (%)
100%	$0.0445	$0.0438	($0.1055)	70%
75%	$0.0362	$0.0354	($0.1138)	76%
50%	$0.0264	$0.0256	($0.1236)	82%
25%	$0.0148	$0.0140	($0.1352)	90%

SELLING SHAREHOLDERS

The common stock being offered by the Selling Shareholders were issued pursuant to transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act. Since the inception of the Company in 2010, the Company has entered into a series of private placements which rely upon exemptions provided by Section 4(2) of the Securities Act of 1933, a amended and Rule 506 of Regulation D promulgated under the Securities Act. For additional information regarding the issuance of those shares, see the section of this Prospectus titled Recent Sales of Unregistered Securities. We are registering the common stock in order to permit the Selling Shareholders to offer their shares for resale from time to time. The Selling Shareholders are selling up to 1,670,000 shares of common stock.

To our knowledge, except as otherwise indicated in the footnotes to the Selling Shareholders table below, none of the Selling Shareholders are broker-dealers or affiliates of broker-dealers or have had any position, office or other material relationship with us in the last three years with the exception of Tammy Skalko and James Beshara.

Tammy Skalko is our President, CEO and a Director and was the President of BODS Transcending Co. (our subsidiary company). James Beshara is our Secretary/Treasurer, CFO and a Director.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the common stock by each of the Selling Shareholders. The first column of numbers lists the number of shares of common stock beneficially owned by each selling shareholder, based on their ownership of the common stock as of the date of this Prospectus. The third column lists the common stock being offered by this Prospectus by the Selling Shareholders. Because the Selling Shareholders may offer all or some of their shares pursuant to this Prospectus, and because there are currently no agreements, arrangements, or understandings with respect to the sale of any of the shares of common stock that the Selling Shareholders will hold after completion of this offering, we cannot estimate the number of the shares that the Selling Shareholders will hold after completion of this Prospectus. Therefore, the fourth column assumes the sale of all of the shares offered by the Selling Shareholders pursuant to this Prospectus.

The Selling Shareholders may, from time to time, offer and sell pursuant to this Prospectus, up to an aggregate of 1,670,000 shares of our common stock which are currently owned by our Selling Shareholders. The Selling Shareholders may, from time to time, offer and sell any or all of the shares of common stock that are registered under this Prospectus, although they are not obligated to do so. See "Plan of Distribution."

Beneficial ownership is determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. This table is based upon information supplied to us by the Selling Shareholders. Except as otherwise indicated, we believe that the persons or entities named in the table have sole voting and investment power with respect to all shares of the common stock shown as beneficially owned by them, subject to community property laws where applicable.

	Shares Beneficially Owned Prior to the Offering (2)			Shares Beneficially Owned After the Offering (2)
Name of Beneficial Owner (1)	Number	Percentage (3)	Shares Being Offered	Percentage (3)
Tammy Skalko (4)	14,650,000	91.164	250,000	14,400,000/89.61%
James Beshara (5)	250,000	1.556	250,000	0
Darren Cox	50,000	0.311	50,000	0
Manuel Febo	50,000	0.311	50,000	0

Name of Beneficial Owner (1)	Number	Percentage (3)	Shares Being Offered	Percentage (3)
Robert M. Dechick	105,000	0.653	105,000	0
Tonya D. Dechick	5,000	0.031	5,000	0
Bernie Fraden	50,000	0.311	50,000	0
Shellie Schoppe	15,000	0.093	15,000	0
Edward C. Beshara (6)	10,000	0.062	10,000	0
Orlando Cortez	10,000	0.062	10,000	0
Monica Durkin	110,000	0.685	110,000	0
Denise Wilson	15,000	0.093	15,000	0
Mathew Ammann	5,000	0.031	5,000	0
John & Diana Lewis	10,000	0.062	10,000	0
Constantino A. Barbitta (7)	50,000	0.311	50,000	0
Kevin Durkin (8)	10,000	0.062	10,000	0
Douglas J. Hill	15,000	0.093	15,000	0
Diane I. Dibert	10,000	0.062	10,000	0
Roy Meadows	10,000	0.062	10,000	0
Public Corporate Consultants, Inc. (9)	10,000	0.062	10,000	0
Carlin Family Trust (10)	100,000	0.622	100,000	0
Mark L. Allen	30,000	0.187	30,000	0
Kathleen Beshara (11)	15,000	0.093	15,000	0
Sable Beshara (12)	15,000	0.093	15,000	0
Harriet Barbitta (13)	25,000	0.156	25,000	0
Hannah J. Yurko (14)	30,000	0.187	30,000	0
Haven R. Otto (15)	30,000	0.187	30,000	0
Hudson Skalko (16)	30,000	0.187	30,000	0
Harry Pack	15,000	0.093	15,000	0
Gary Tiffe	30,000	0.187	30,000	0
Marian Bishop	30,000	0.187	30,000	0
Christina Boutin	30,000	0.187	30,000	0
Jonathan Boutin	30,000	0.187	30,000	0
FMB and Associates (17)	30,000	0.187	30,000	0
Anthony DiGiandomenico	50,000	0.311	50,000	0
Technology River Investments, LLC. (18)	30,000	0.187	30,000	0
R.L. Clarkson	15,000	0.093	15,000	0
Joanna M. Clarkson	15,000	0.093	15,000	0
Richard Duane Clarkson	50,000	0.311	50,000	0
Alexander Bafer	30,000	0.187	30,000	0
Total	16,070,000	100	1,670,000	14,400,000/89.61%
(1)

Unless otherwise noted these selling shareholders purchased their shares at $.10 per share through a private placement which relied upon exemptions provided by Section 4(2) of the Securities Act of 1933, as amended and Rule 506 of Regulation D promulgated under the Securities Act.

(2)

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Common Stock relating to warrants currently exercisable or exercisable within 60 days of the date of this table, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(3)	The percent of beneficially owned common stock is based on 16,070,000 shares of common stock issued and outstanding as of January 8, 2014.
(4)	Tammy Skalko is our President, CEO and Director and was the President of BODS Transcending Co. (our subsidiary company).
(5)	James Beshara is our Secretary/Treasurer, CFO and Director.
(6)	Edward C. Beshara is the brother of James Beshara, the Company's Secretary/Treasurer, CFO and Director.
(7)	Constantino A. Barbitta is the father of Tammy Skalko, the Company's President, CEO and Director.
(8)	Monica Durkin has voting power of the shares held by her son, Kevin Durkin.
(9)	Peggy A. Kimball has voting power of Public Corporate Consultants, Inc.
(10)	Anthony P. and Janet R. Carlin hold voting power of Carlin Family Trust.
(11)	Kathleen Beshara is the niece of James Beshara, the Company's Secretary/Treasurer, CFO and Director.
(12)	Sable Beshara is the niece of James Beshara, the Company's Secretary/Treasurer, CFO and Director.
(13)	Harriet Barbitta is the mother of Tammy Skalko, the Company's President, CEO and Director.
(14)	Hannah J. Yurko is the daughter of Tammy Skalko, the Company's President, CEO and Director. Constantino A. Barbitta has voting power of the shares held by Hannah J. Yurko.
(15)	Haven R. Otto is the daughter of Tammy Skalko, the Company's President, CEO and Director. Constantino A. Barbitta has voting power of the shares held by Haven R. Otto.
(16)	Hudson Skalko is the son of Tammy Skalko, the Company's President, CEO and Director. Constantino A. Barbitta has voting power of the shares held by Hudson Skalko.
(17)	Edward C. Beshara has voting power of FMB and Associates.
(18)	Gary Alexander has voting power of Technology River Investments, LLC.

Plan Of Distribution

We are registering the issued common stock, to permit the resale of such common stock by the Selling Shareholders, from time to time, after the date of this Prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the common stock, but we will receive the proceeds from the sale of common stock the Company proposes to offer for sale in this Prospectus. We will receive $1,000,000, if all of the common stock is sold. We will bear all fees and expenses incurred to register all of the shares of common stock.

This is a self-underwritten offering. We are offering to the public 6,666,667 shares of Common Stock on a "$1,000,000 maximum" basis at a purchase price of $.15 per share. This Registration Statement is part of a registration statement that permits Tammy Skalko and James Beshara, our two directors and officers, to sell the shares directly to the public, with no commission or other remuneration payable to them. There are no definitive plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Ms. Skalko and Mr. Beshara will sell the shares and intend to offer them to friends, family members, acquaintances and business associates. Additionally, there are no formal, binding commitments or guarantees to purchase shares from these sources. In offering the securities on our behalf, Ms. Skalko and Mr. Beshara will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

Ms. Skalko and Mr. Beshara will not register as broker dealers pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1	Ms. Skalko and Mr. Beshara are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of their participation; and,
2

Ms. Skalko and Mr. Beshara will not be compensated in connection with their participation by the payment of commissions or other remuneration based either directly or indirectly on transactions is securities; and

3	Ms. Skalko and Mr. Beshara are not, nor will they be at the time of participation in the offering, an associated person of a broker-dealer; and
4

Ms. Skalko and Mr. Beshara meet the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not brokers or dealers, or been associated persons of a broker or deals, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(iii).

Neither our officers and directors, nor any affiliates intend to purchase any shares in this offering.

We have no intention of inviting broker-dealer participation in this Offering.

The Selling Shareholders may sell all or a portion of the common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent's commissions. The common stock may be sold by the Selling Shareholders in one or more transactions initially at a fixed price of $0.15 unless and until a public market for such shares is developed or the shares become quoted on the OTC Market Tier, following which the Selling Shareholders may then sell their shares at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be affected in transactions, which may involve cross or block transactions;

*	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
*	in the over-the-counter market;
*	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
*	through the writing of options, whether such options are listed on an options exchange or otherwise;
*	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
*	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
*	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
*	an exchange distribution in accordance with the rules of the applicable exchange;
*	privately negotiated transactions;
*	short sales;
*	sales pursuant to Rule 144;
*	broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;
*	a combination of any such methods of sale; and
*	any other method permitted pursuant to applicable law.

If the Selling Shareholders effect such transactions by selling common stock to or through underwriters, broker-dealers or agents; such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the common stock or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The Selling Shareholders may also sell common stock short and deliver common stock covered by this Prospectus to close out short positions. The Selling Shareholders may also loan or pledge common stock to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the common stock from time to time pursuant to this Prospectus or any amendment to this Prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this Prospectus. The Selling Shareholders also may transfer and donate the common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this Prospectus. In the case of any such transfers, we will amend this Prospectus by filing a prospectus supplement disclosing the names and other required information about the transferee, who would become a selling shareholder under the Registration Statement of which this Prospectus is a part.

The Selling Shareholders and any broker-dealer participating in the distribution of the common stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

Common Stockholders of Record

As of January 8, 2014, we had 40 stockholders of record. However, this number may not include stockholders whose shares are held in trust by other entities and stockholders whose stock was held in nominee or street name by brokers, so the total number of beneficial stockholders of our shares may be greater than the number of stockholders of record.

Except as described below, none of the Selling Shareholders: (1) have had a material relationship with the Company other than as a shareholder at any time within the past two years; or (2) have ever been one of the Company's officers or directors.

*	Tammy Skalko, President, CEO and Director
*	James Beshara, Secretary, Treasurer, CFO and Director

The Selling Shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

*	On such public markets or exchanges as the common stock may from time to time be trading;
*	In privately negotiated transactions;
*	Through the writing of options on the common stock;
*	In short sales, or;
*	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.15 per share until such time as the shares of our common stock become traded on the OTC Market Tier or another exchange. Although we intend to apply for quotation of our common stock on the OTC Market Tier, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Market Tier, or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for the our stock at the time of resale. In these circumstances, the sales price to the public may be:

*	The market price of our common stock prevailing at the time of sale;
*	A price related to such prevailing market price of our common stock, or;
*	Such other price as the Selling Shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The Selling Shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the Selling Shareholders or from such purchaser if they act as agent for the purchaser. If applicable, the Selling Shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above.

We are bearing all costs relating to the registration of the common stock. The Selling Shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The Selling Shareholders must comply with the requirements of the Securities Act of 1933, as amended, in the offer and sale of the common stock. In particular, during such times as the Selling Shareholders may be deemed to be engaged in a distribution of the common stock and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things,:

*	Not engage in any stabilization activities in connection with our common stock;
*	Furnish each broker or dealer through which common stock may be offered, such copies of this Prospectus, as amended from time to time, as may be required by such broker or dealer; and;
*	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Act of 1933, as amended.

There can be no assurance that any selling shareholder will sell any or all of the common stock registered pursuant to the Registration Statement, of which this Prospectus forms a part. The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations there under, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the common stock by the Selling Shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the common stock. All of the foregoing may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock.

We will pay all expenses of the registration of the common stock; provided, however, that a selling shareholder will pay all underwriting discounts and selling commissions, if any, attributable to the sale of stock by such selling shareholder. We will indemnify the Selling Shareholders against liabilities, including some liabilities under the Securities Act or the Selling Shareholders will be entitled to contribution. We may be indemnified by the Selling Shareholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling shareholder specifically for use in this Prospectus or we may be entitled to contribution.

Once sold under the Registration Statement, of which this Prospectus forms a part, the common stock will be freely tradable in the hands of persons other than our affiliates.

Penny Stock Rules

The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," which for the purposes relevant to us, is any equity security that has a market price of less than $5.00 per share or having an exercise price of less than $5.00 per share, subject to certain exceptions.

For any transaction involving a penny stock, unless exempt, the rules require:

*	that a broker or dealer approve a person's account for transactions in penny stocks; and
*	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

*	obtain financial information and investment experience objectives of the person; and
*

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

A broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

*	sets forth the basis on which the broker or dealer made the suitability determination; and
*	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

If a broker or dealer violates the Penny Stock rules, the investor may be entitled to rescission of the transaction in which he or she bought stock subject to Rule 15g-9.

Description of Securities to be Registered

Common Stock

Voting Rights

All of our shares of common stock have equal voting rights and, when validly issued and outstanding, are entitled to one vote per share in all matters to be voted upon by stockholders. The shares of common stock have no preemptive, subscription, conversion or redemption rights.

Liquidation Rights

In the event of liquidation of our Company, each stockholder is entitled to receive a proportionate share of the Company's assets available for distribution to shareholders after the payment of liabilities. All of our shares of common stock issued and outstanding are fully paid and non-assessable.

Dividend Rights

Holders of our shares of common stock are entitled to share pro rata in dividends and distributions with respect to the common stock when, and if, declared by the Board of Directors out of funds legally available therefore. We have not paid any dividends on our common stock and intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy is subject to the discretion of the Board of Directors and will depend upon a number of factors, including future earnings, capital requirements and our financial condition.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Warrants

The Company does not currently have any outstanding warrants.

Transfer Agent and Registrar

The Transfer Agent and Registrar for our common stock is Island Stock Transfer of Clearwater, Florida.

Legal Matters

Certain legal matters in connection with the registration of the common stock hereunder will be passed upon for us by our legal counsel, Raul N. Rodriguez, Esq.

Experts

Our consolidated financial statements included herein as of and for the year ended December 31, 2012 (audited) have been audited by Patrick Rodgers, certified public accountant, as set forth in his report included herein. Our consolidated financial statements included herein as of and for the three months and nine months ended September 30, 2013 (unaudited) have been reviewed by Terry L. Johnson, certified public accountant. Such consolidated financial statements are included herein in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Interest of Named Experts and Counsel

No named expert or counsel referred to in this Prospectus has any interest in our Company. No expert or counsel was hired on a contingent basis, will receive additional direct or indirect interest in our Company, or was a promoter, underwriter, voting trustee, director, officer or employee of, or for, our Company.

The legality of the shares of common stock being registered has been passed upon by Raul N. Rodriguez, Esq., Rodriguez & Associates, 1011 Pennsylvania St., Unit B, Denver, CO 80203.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus, and the documents incorporated in it by reference, contains forward-looking statements that involve known and unknown risks and uncertainties. Examples of forward-looking statements include: projections of capital expenditures, competitive pressures, revenues, growth prospects, product development, financial resources and other financial matters. You can identify these and other forward-looking statements by the use of words such as "may," "will," "should," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential" or the negative of such terms, or other comparable terminology.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption "Risk Factors" and certain other matters discussed in this Form S-1 Registration Statement, the documents incorporated by reference in this Form S-1 Registration Statement, and other publicly available sources. These factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Business.

General

House of BODS Fitness, Inc. (the "Company," "HOB," "we," "our," or "us") was incorporated in the State of Delaware on October 13, 2010. On October 21, 2010, we acquired BOD'S Transcending Company ("BODT"). BODT was incorporated in the State of Florida, on September 10, 2007. In November of 2007, BODT opened a dance fitness studio located at 1061 South Sun Drive Suite #1097, Lake Mary, Florida. All of HOB's business operations to date have been conducted by our subsidiary, BODT, as a result, unless otherwise indicated, all references to the Company and its operations relate to BODT.

The Company's Founder and Chief Executive Officer, Tammy Skalko, is our only full-time employee and we currently have no part-time employees or contracted dance/fitness instructors. Ms. Skalko has recently developed her own dance fitness program which has become very popular with our clients since she began teaching the program.

Since November 2007, the opening of our dance studio, we have had thousands of clients utilize our studio. Our fitness program, created for women, works out "body and mind" elevating the spirit while burning calories. The mantra of "anything is possible if you believe baby" runs through the program and "sweat yourself sexy" is one of the many tenants of the fun dance sessions encompassing our fitness program. Our new approach to exercise, making exercise fun through dance, TRX training, and kickboxing takes the bore and lack of motivation out of traditional exercising and entices the audience with flirty, fun, and sexy moves that keep them wanting more. Our program creates a style of exercise that captivates our participants in such a way that it keeps them moving. Our "fun" atmosphere motivates the individual to keep going, while benefiting from the exercise. We presently only offer personal training sessions to our 12-15 clients at their location. Clients are able to purchase a package of either six sessions for $240 or 12 sessions for $420. House of Bods averages 8-10 personal training sessions per week. The average client books 6-8 sessions per month, for an average spending of $210-$320 per month.

As we raise sufficient capital, we intend to produce and launch a dance, TRX, and kickboxing fitness DVD series for both men and women, which we expect to market initially through infomercials and web advertising. The Company has commenced research for a contractor to produce and launch our DVD series. The next step, which may take up to 12 months to complete, will be to prepare for the filming. This may include a model search, script editing and securing an appropriate location. Additional financing beyond this offering is not required, however, there is no guarantee that the Company will be able to sell all the shares being offered in this offering. We also intend to expand our presence on the internet to facilitate our online commerce of various products we expect to offer to our clients, which include clothing, cosmetics, and other fitness and beauty related products. The Company has commenced research for an internet marketing company to improve and increase our internet presence. The next step is to sign a contract with a selected company. Additional financing beyond this offering is not required, however, there is no guarantee that the Company will be able to sell all the shares being offered in this offering. We hope to increase appreciation for the value of dance and fitness through our website. Our initial focus is to expand our business in ways that do not require significant capital expenditures which may include Franchise or License Agreements for more strategic studios. Our purpose is to create name recognition and branding for the Company through magazine ads, radio, infomercials, and our website, www.houseofbodsorlando.com as well as other websites in the fitness DVD industry.

DVDs

Upon receipt of sufficient working capital, we propose to produce our first dance fitness DVD series and our initial infomercial. Infomercials typically go through a period of on-air testing and other means such as focus groups to obtain feedback that can be used to make edits designed to elicit the greatest consumer response. We expect to test market our infomercial with the intention of obtaining the right formula to attract sales and make the economics of airing the infomercial nationally viable. If successful in raising sufficient working capital to do so, we will build our customer base through our infomercial and web marketing. We would expect to increase brand equity and growth over time through additional complementary product offerings, such as other DVD products, clothing and other fitness related products. While infomercials will be the initial

DVD Continuity Programs

With a portion of the proceeds from this offering, we plan to offer to our customers who purchase our initial DVD (in response to the infomercial either via a call center or our website), the opportunity to participate in an exclusive continuity program whereby the customer will receive additional new DVDs as well as other fitness related products. In order to accomplish focus for our channel distribution strategy, we expect to sell our products through additional channels, including retail.

this, we will need to raise significant working capital and an established customer base of at least 10,000 customers. Based on research done by the Company including a proposal from Ryan Woods Advertising, we believe the cost to produce and package a DVD series may be $16.97 per set. We anticipate charging $69.99 for each set. Further, we anticipate producing multiple DVDs for our continuity program after we obtain approximately 10,000 customers. We may change these parameters as we grow. There is no guarantee that we will reach a customer base of 10,000 customers.

Web-based Sales

We believe that our website www.houseofbodsorlando.com, will be an integral component of our direct response television marketing (DRTV) campaigns. Our website may also serve as a tool to further educate the consumer about our DVDs and other products which we will offer. It is our purpose to drive traffic to our website via the airings of our infomercial, press coverage, and online marketing including banner advertisements, and email marketing. We will require sufficient working capital to initiate these programs in a meaningful way and will need to develop operating systems to effect online sales. There can be no assurance that we will have the resources to do so.

Paid Subscription Services

We anticipate that we will be able to gain exposure to a large number of targeted individuals through our infomercial and other marketing approaches. If we are able to achieve 50,000 unique individual visitors to our website, we hope to offer an online subscription service to paying members. This membership will offer a community of services and support geared toward women. There is no guarantee that the Company will be successful in generating 50,000 unique visitors to the website.

We propose to grow our business by expanding and increasing our online commerce. Anytime money is exchanged over the internet, there are concerns regarding fraud, privacy and other unknown problems.

A significant barrier to online commerce and communications is the secure transmission of confidential information over public networks. Our failure to prevent security breaches could harm our business. We expect our customers to authorize us to bill their credit card accounts directly for all transactions charged by us. We will rely on encryption and authorization technology to provide the security and authentication technology to effect secure transmission of confidential information, including customer credit card numbers.

Viral/Social Media Marketing

In order to expand our database, we expect to use viral marketing (marketing techniques that use preexisting social networks to produce increases in brand awareness through self-replicating viral processes). For example, we will establish Facebook, Twitter, YouTube, and other social media sites for our DVDs and provide free content and previews of our new and developing products.

Affiliate Programs

We hope to form partnerships or distributorship with owners of websites to allow our partners to earn a commission by promoting our products and/or brand links (text, images, banners, products) on our affiliates' websites. We expect to provide affiliates with a range of banners, coupons, and product links for our DVDs and other products. Using web-based technology, we expect to be able to track visitors from each affiliate site. Affiliate sites could include and fitness sites, as well as sites dedicated to selling products from infomercials (i.e., www.asseenontv.com).

Retail Sales

Our marketing campaign will be designed to be integrated with a retail strategy such that the infomercial helps drive retail sales and build awareness for our product among consumers. We expect to take our DVDs to retail stores after they have gained success in the direct-to-consumer market but prior to the direct-to-consumer market being saturated.

Dance Studio/Personal Training Program

Since our classes and individual personal training sessions will generally be of interest to individuals who live near our corporate location, we expect to market the benefits of our classes and individual sessions through local advertising. Our future studio locations will be listed on our website as well. We will also look at either franchising or licensing agreements for the growth of the physical locations.

Additional Health and Beauty Products and Services

In the future, we may elect to provide additional health and beauty related products and services to our clients. These may include anti-aging creams and treatments, DNA based skin care products and nutritional programs. Clients who utilize our services already spend time and money to achieve and maintain their best physical body, thus, we believe that they would appreciate additional services to help them feel their best and look their best.

The Company may also consider opening a separate center for additional wellness services including testosterone therapy, B-12 energy shots, human growth therapy, Botox, and holistic medicine solutions. These types of therapy are effective in both men and women and will be used for the treatment of symptoms such as depleted energy, depleted muscle tone, decreased sex drive, trouble sleeping, fatigue, depression and anxiety. The market for hormone replacement therapy has been steadily growing for decades. In recent years testosterone replacement therapy has been gaining both public interest and trust as a limited risk treatment for hypogonadism. The most common symptoms of hypogonadism include difficulty concentrating, moodiness, depression, weight gain, decreased sex drive, increased fatigue, decreased energy, daytime sleepiness, erectile dysfunction, and poor sleep habits. We may also partner with a medical doctor or medical clinics in order to provide these additional services.

Competition

The fitness club industry is highly competitive and continues to become more competitive. In the market in which we operate or the markets in which we expect to operate, we compete with other fitness clubs, physical fitness and recreational facilities established by local governments, hospitals and businesses for their employees, amenity and condominium clubs, the YMCA and similar organizations and, to a certain extent, with racquet and tennis and other athletic clubs, country clubs, weight reducing salons and the home-use fitness equipment industry. We also compete with other entertainment and retail businesses for the discretionary income in our target demographics. The number of competitor clubs that offer lower pricing and a lower level of service continue to grow in our markets and in markets in which we expect to operate. The trend to larger outer-suburban, multi-recreational family fitness centers, in areas where suitable real estate is more likely to be available, also compete against our suburban, fitness-only models. We will face intense competition in the DVD fitness arena, including from fitness DVDs productions featuring entertainment and other icons who are well established in this and other industries. Zumba and Dancing with the Stars are two examples of popular dance fitness DVDs. Many of these competitors are well established and have substantially more resources available to them then we do.

Material Agreements

The Company is not currently a party to any material agreements.

Certain Relationships and Related Transactions

From November 2007 to November 2013, the Company did not pay any rent for the use of the facility that housed our fitness operations. The facility was 100% owned by an entity owned by the Company's majority shareholder. There was no agreement for the Company to pay rent, nor was there a binding agreement for use of the facility to be provided indefinitely on a rent-free basis. The fair value of this arrangement is reflected in the financial statements as rent expense and a capital contribution by a shareholder. The Company recorded rent expense of $16,200 and $21,600 for the periods ended September 30, 2013 and December 31, 2012, respectively. See Note 7 to the financial statements included as part of this prospectus for a description of this related party transaction.

The Company has one note from Edward Beshara, the brother of James Beshara, our Secretary, Treasurer, CFO and a Director, with an original principal balance of $10,000, which will be due in full on or before September 3, 2015. No payments have been made on this note for the nine months ended September 30, 2013, leaving a balance of $10,000, accruing interest at a rate of 12% per annum.

Properties

The Company does not own or lease any properties and currently has no plans to purchase real estate.

Legal Proceedings

We are currently not a party to any pending litigation, government investigation, or any other legal proceedings. In the event that a future dispute should rise to the level of litigation; wherein the Company and members of our management could be named as parties, we would defend any lawsuit vigorously. The defense of any litigation could impose on the Company undefined costs.

The Company may decide to instigate a legal action against a former employee for possible theft.

Market for Common Equity and Related Stockholder Matters.

Currently, there is no public market for our capital stock, and we have not applied to have our common stock listed on any exchange or quoted by any quotation service. We intend to identify a market maker to apply to have our common stock quoted on the OTC Market Tier upon effectiveness of this Registration Statement. We are presently not required to comply with the disclosure policies of any exchange or quotation service. As of January 8, 2014, there are zero shares of our common stock issuable upon exercise of warrants. In addition, there are 16,070,000 shares of our common stock currently issued and outstanding, of which 1,670,000 shares are being registered by this Registration Statement. In addition, all of the 16,070,000 shares of outstanding common stock could be sold under Rule 144 beginning 90 days after we file this Registration Statement with the exception of 14,900,000 shares which are owned by our officers and directors.

Effective February 15, 2008, Rule 144 was amended to provide, among other things, that, with certain exceptions, persons not affiliated with the issuer holding restricted securities of reporting companies for at least six months may each freely sell (subject only to the Rule 144(c) public information requirement until the securities have been held for one year) and non-affiliates of non-reporting companies may freely resell restricted securities after satisfying a 12-month holding period. The provision permitting free sales after a six month holding period does not apply to securities issued by a shell company or any company which has ever been a shell company before such shares were issued. Such shares can only be sold under Rule 144 at least twelve months after the issuer has (1) ceased to be a shell company, (2) has filed current "Form 10 information" and (3) become a reporting company under the Securities Exchange Act of 1934 (the "Exchange Act") and made all required periodic filings for one year.

Our shares, which were issued to the original shareholders, were issued at a time when we were an operating company and our Company had never been a shell company. Therefore, beginning 90 days after we become a reporting company by filing this Registration Statement on Form S-1, such shareholders may freely sell their shares under Rule 144 as amended, since they have held them for at least six months.

Rules Governing Low-Price Stocks.

Our shares of common stock currently are not traded on any stock exchange or quoted on any stock quotation system. Upon the registration statement, in which this Prospectus is included, becoming effective, we will identify a market maker to apply for quotation of our common stock on the OTC Market Tier.

Quotations on the OTC Market Tier reflect inter-dealer prices, without retail mark-up, markdown or commission and may not reflect actual transactions. Our common stock may be subject to certain rules adopted by the SEC that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are securities with a price of less than $5.00, other than securities registered on certain national exchanges or quoted on the NASDAQ system, provided that the exchange or system provides current price and volume information with respect to transactions in such securities. The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

The penny stock rules require broker-dealers, prior to a transaction in a penny stock not otherwise exempt from the rules, to make a special suitability determination for the purchaser to receive the purchaser's written consent to the transaction prior to sale, to deliver standardized risk disclosure documents prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock. In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt. A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.

Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

Selected Financial Data.

Not applicable. We qualify as a smaller reporting company, as defined by Rule 229.10(f)(1), and are not required to provide the information required by this Item pursuant to Item 301(c) of Regulation S-K.

Supplementary Financial Information

Not applicable. We qualify as a smaller reporting company, as defined by Rule 229.10(f)(1), and are not required to provide the information required by this Item pursuant to Item 302(c) of Regulation S-K.

Financial Statements

See pages F-1 through F-30 for our financial statements.

Management's Discussion and Analysis of Financial Condition and Results of Operations

This Form S-1 and the documents incorporated in it by reference contain forward-looking statements that involve known and unknown risks and uncertainties. Examples of forward-

looking statements include: projections of capital expenditures, competitive pressures, revenues, growth prospects, product development, financial resources and other financial matters. You can identify these and other forward-looking statements by the use of words such as "may," "will," "should," "plans," "anticipates," "believes," "estimates," "predicts," "intends," "potential" or the negative of such terms, or other comparable terminology.

Our ability to predict the results of our operations or the effects of various events on our operating results is inherently uncertain. Therefore, we caution you to consider carefully the matters described under the caption "Risk Factors" and certain other matters discussed in this Form S-1, the documents incorporated by reference in this Form S-1, and other publicly available sources. These factors and many other factors beyond the control of our management could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by the forward-looking statements.

Executive Summary

House of BODS Fitness, Inc. (the "Company," "HOB," "we," "our," or "us") was incorporated in the State of Delaware on October 13, 2010. On October 21, 2010, we acquired BOD'S Transcending Company ("BODT"). BODT was incorporated in the State of Florida, on September 10, 2007. In November of 2007, BODT opened a dance fitness studio located at 1061 South Sun Drive Suite #1097, Lake Mary, Florida. All of HOB's business operations to date have been conducted by our subsidiary, BODT, as a result, unless otherwise indicated, all references to the Company and its operations relate to BODT.

As we raise sufficient capital, we intend to produce and launch a dance, TRX, and kickboxing fitness DVD series for both men and women which we expect to market initially through infomercials and web advertising. We also intend to expand our presence on the internet to facilitate our online commerce of various products we expect to offer to our clients, which include clothing, cosmetics, and other fitness and beauty related products. We hope to increase appreciation for the value of dance and fitness through our website. Our initial focus is to expand our business in ways that do not require significant capital expenditures which may include Franchise or License Agreements for more strategic studies. Our purpose is to create name recognition and branding for the Company through magazine ads, radio, infomercials, and our website www.houseofbodsorlando.com as well as other websites in the fitness DVD industry.

Critical Accounting Policies and Estimates

Our financial statements are prepared in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). The preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses, and related disclosure of contingent assets and liabilities. Though we evaluate our estimates and assumptions on an ongoing basis, our actual results may differ from these estimates. The estimates are based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Due to the uncertainties regarding future events, actual results may differ from our estimates under different assumptions or conditions and the differing results may possibly be material.

Off Balance Sheet Arrangements

As of September 30, 2013, we had no off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

(a) Plan of Operation.

Our independent auditor has noted that there is substantial doubt about our ability to continue as a going concern at December 31, 2012. In light of our lack of revenues, and operating capital, our ability to continue as a going concern is dependent upon achieving a profitable level of operations or on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern for the next twelve months due to its ability to issue equity and debt securities, seek strategic partners and the Company's current proposal to initiate an additional stream of revenue through DVD sales. See Risk Factor 4: "Auditor has raised substantial doubt about our ability to continue as a going concern."

Over the next year and depending on the amount of net proceeds available to us, management proposes to produce and launch a fitness DVD series, increase our presence on the internet, continue our personal training program and open a new studio.

In order to produce and launch a fitness DVD series, the Company has commenced research for a contractor for the work. The Company intends to implement this step within 12 months of receipt of sufficient capital. The DVD series should take 90-120 days to produce and then it will be available for sale to the public. In order to increase our presence on the internet to facilitate online retail sales of various products related to our business the Company has commenced research for an internet marketing company. We intend to implement this step within 30 days of receipt of sufficient capital. Increasing internet presence is an ongoing effort that will continue as we launch the DVD. Both the production of the fitness DVD and the increased internet presence will be funded through this offering. There is no guarantee that the Company will raise the entire amount needed to accomplish this part of their business plan.

The Company does not require any additional funds or steps in order to continue offering personal training sessions to current clients. We are currently looking into a suitable studio location to resume studio operations. Management believes they have the fund secured for this out of cash on hand and working capital. Management has been searching for locations and the next step will be to sign a contract on one. We may decide to expand our operations into other cities; however, there is no guarantee that we will be successful in this effort.

EXPENSES	Nine Months Ended September 30, 2013 (Unaudited)	Fiscal Year Ended December 31, 3013 (Estimated)
General and administrative	$57,300	$78,600
Total	$57,300	$78,600

Our Company anticipates incurring expenses of $78,600 for the fiscal year ending December 31, 2013 reflecting normal operating expenses including instructor pay, utilities and studio supplies. The monthly average expenditure for both capital and expense items during the year of 2013 is estimated to be approximately $6,550. There is no guarantee that we will be able to satisfy cash requirements and working capital needs through the methods listed in this offering. We may require additional funds of up to $1,000,000 which we propose to raise with this offering.

(b)     Management Discussion and Analysis of Financial Condition.

Fiscal Year ended December 31, 2012.

The Company had no liabilities at December 31, 2012 as compared to having total liabilities of $64 at December 31, 2011.

Stockholders' Equity (Deficit)	At December 31, 2012	At December 31, 2011
Accumulated deficit	$(191,787)	$(111,643)
Total Stockholders' Equity	$35,091	$34,135

During the fiscal year ended December 31, 2012, the Company's accumulated deficit increased by $80,144, or approximately 72%, as compared to the fiscal year ended December 31, 2011. This increase was due to the Company's continued net losses as revenues decreased and general and administrative expenses did not decrease proportionally. During the fiscal year ended December 31, 2012, the Company's total stockholders' equity increased by $956, or approximately 2.7%, as compared to the fiscal year ended December 31, 2011. This increase was primarily due to the sale of common stock.

Income Taxes

For the period from inception October 13, 2010 through December 31, 2012, we paid $0 in income taxes.

Results of Operations

Revenues

As of the fiscal year ended December 31, 2012 and pursuant to the Company's primary business operations, we generated revenues of $41,797 as compared to generating revenues of $79,064 for the fiscal year ended December 31, 2011.

Operating Loss

EXPENSES	Fiscal Year Ended December 31, 2012	Fiscal Year Ended December 31, 3011
General and administrative	$84,292(1)	$102,890(2)
Total	$84,292	$102,890
(1)	The General and Administrative Category is partially comprised of Office Expenses of $19,102, Rent was $21,600, and Professional Fees were $14,550.
(2)	The General and Administrative Category is partially comprised of Office Expenses of $17,398, Rent was $21,600, and Professional Fees were $3,262.

As of the fiscal year ended December 31, 2012, we incurred a net loss of $80,144, as compared to a net loss of $80,608 for the fiscal year ended December 31, 2011, a decrease of $464 representing an approximate .6% decrease in net losses.

Liquidity and Financial Resources

We had working capital of $13,219 at December 31, 2012, compared to working capital of $7,113 at December 31, 2011. For the fiscal year ended December 31, 2012, net cash used in operating activities was $53,458, as compared to the fiscal year ended December 31, 2011 of $55,611. Net cash flows from operating activities fluctuates between periods primarily as a result of losses due to general and administrative costs. For the fiscal year ended December 31, 2012, net cash used in investing activities was $0, as compared to $7,603 net cash used in investing activities in the fiscal year ended December 31, 2011. For the fiscal year ended December 31, 2012, financing activities provided net cash of $59,500 through the sale of our common stock pursuant to an exempt private offering under Section 4(2) of the Securities Act of 1933, as amended, which is further described under the section titled Recent Sales of Unregistered Securities of this Form S-1 and capital contribution for rent, as compared to the fiscal year ended December 31, 2011, financing activities provided net cash of $67,000 through the sale of our common stock pursuant to an exempt private offering under Section 4(2) of the Securities Act of 1933, as amended, which is further described under the section titled Recent Sales of Unregistered Securities of this Form S-1 and capital contribution for rent. Net cash for the fiscal year ended December 31, 2012 increased by $6,042 as compared to an increase of $3,786 for the fiscal year ended December 31, 2011. At the fiscal year ended December 31, 2012, we had cash of $10,619.

From the date of the incorporation of October 21, 2010 through December 31, 2012, we have paid for services valued at $16,250 through the issuance of 14,750,000 common shares, have raised an aggregate of $210,628 in cash through the issuance of 1,130,000 common shares, and paid debt of $-0- through the issuance of the Company's $.0001 par value common stock.

Nine months period ended September 30, 2013.

The Company had $10,000 in liabilities at September 30, 2013 as compared to no liabilities at December 31, 2012.

Stockholders' Equity (Deficit)	At September 30, 2013	At December 31, 2012
Accumulated deficit	$(240,033)	$(191,787)
Total Stockholders' Equity	$12,045	$35,091

During the nine months ended September 30, 2013, the Company's accumulated deficit increased by $48,246, or approximately 25%, as compared to the nine months ended September 30, 2012. This increase was primarily due to the continued losses incurred by the Company related to a decrease in reveunes. During the nine months ended September 30, 2013, the Company's total stockholders' equity decreased by $23,046, or approximately 65.7%, as compared to the nine months ended September 30, 2012. During the nine months ended September 30, 2013, this decrease was primarily due to decreased profits in the first quarter. The studio was closed during the fourth quarter of 2012 and although it reopened in January of 2013, profits for the first quarter were lower than average while the Company continued to incur regular expenses.

Income Taxes

For the period from inception October 13, 2010 through September 30, 2013, we paid $0 in income taxes.

Results of Operations

Revenues

As of the nine months period ended September 30, 2013 and pursuant to the Company's primary business operations, we generated revenues of $26,256 as compared to generating revenues of $37,342 for the nine months period ended September 30, 2012.

Operating Loss

EXPENSES	Nine Months Ended September 30, 2013	Nine MOnths Ended September 30, 2012
General and administrative	$57,300(1)	$60,574(2)
Total	$57,300	$60,574
(1)	The General and Administrative Category is partially comprised of Office Expenses of $17,358, Professional Fees were $8,300, and Rent was $16,200.
(2)	The General and Administrative Category is partially comprised of Office Expenses of $16,326, Professional Fees were $2,050, and Rent was $16,200.

As of the nine months period ended September 30, 2013, we incurred a net loss of $48,246, as compared to a net loss of $49,609 for the nine months period ended September 30, 2012, a decrease of $1,363 representing an approximate 2.7% decrease in net losses primarily due to the fact that the studio had temporarily ceased operations from November 2012 to January 1, 2013 for the purpose of reworking the business plan and schedule. Since the studio was not active in the last quarter of 2012, business was slower than average during the first quarter of 2013.

Liquidity and Financial Resources

We had working capital of $4,031 at September 30, 2013, compared to working capital of $13,219 at December 31, 2012. For the nine month period ended September 30, 2013, net cash used in operating activities was $41,789, as compared to the nine month period ended September 30, 2012 of $45,815. Net cash flows from operating activities fluctuates between periods primarily as a result of losses due to general and administrative costs. For the nine months period ended September 30, 2013, net cash used in investing activities was $10,000, as compared to $0 net cash used in investing activities in the nine month period ended September 30, 2012 as a result of a loan from a shareholder more fully described in the section titled Certain Relationships and Related Transactions on page 41. For the nine month period ended September 30, 2013, financing activities provided net cash of $25,200 through the sale of our common stock pursuant to an exempt private offering under Section 4(2) of the Securities Act of 1933, as amended, which is further described under the section titled Recent Sales of Unregistered Securities of this Form S-1 and capital contribution for rent, as compared to the nine month period ended September 30, 2012, financing activities provided net cash of $47,200 through the sale of our common stock pursuant to an exempt private offering under Section 4(2) of the Securities Act of 1933, as amended, which is further described under the section titled Recent Sales of Unregistered Securities of this Form S-1 and capital contribution for rent. Net cash for the nine month period ended September 30, 2013 decreased by $6,589 as compared to a decrease of $4,015 for the nine month period ended September 30, 2012. At the nine month period ended September 30, 2013, we had cash of $4,031.

From the date of the incorporation of October 21, 2010 through September 30, 2013, we have paid for services valued at $16,250 through the issuance of 14,750,000 common shares, have raised an aggregate of $235,828 in cash through the issuance of 1,350,000 common shares, and paid debt of $0 through the issuance of the Company's $.0001 par value common stock.

For the fiscal year ending December 31, 2013, management plans to satisfy our cash requirements and working capital needs through this public offering of up to $1,000,000; completing private placements of debt or equity offerings; other income from our primary business of operating a dance fitness studio; and as necessary, loans and debt instruments through third party financial institutions secured by the Company's assets, in order to proceed with the development of the proposed DVD series and other opportunities that management may wish to explore.

We estimate our general and administrative expenses will increase during the fiscal year ending December 31, 2013 to approximately $80,000, not inclusive of the cost of revenue. The increase will be attributable to normal operating expenses including utilities at the studio, instructor pay, office expenses and regular maintenance and upkeep for the personal training equipment and supplies based on expenses from previous quarters this year.

The Company, through its Officers' and Directors' relationships with friends, family members and close business associates, intends to correct any deficiency in working capital through the sale of its common equity to investors and/ or through the identification and potentially entering into arrangements with strategic partners in order to fund our operations in 2013. Although the Company does not have any binding, formal commitments for funding from these sources, we believe that we have identified sufficient funding for our growth from these sources. There is no guarantee of funding from these sources.

Changes In and Disagreements With Accountants on Accounting and Financial Disclosure.

We have not had any disagreements with our accountants on accounting and financial disclosures.

Quantitative and Qualitative Disclosures About Market Risk

Not Applicable. We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information required under this item.

Directors, Executive Officers and Corporate Governance.

Management

The Company's management and key employees are the following:

Name	Age	Position with Company
Tammy Skalko James Beshara	40 62	President, CEO, Director Secretary, Treasurer, CFO, Director

Profiles of our officers and directors are set forth below:

Tammy Skalko, CEO, President and Director

Ms. Skalko has been an officer and director of our Company since 2010. She worked full time running BODS Transcending Company as President from September 2007 to October 2010. Ms. Skalko, who began in the "commercial" world of television and acting/dance/modeling at age 4, has worked on numerous television commercials, ranging from Coca-cola to Disney World. By age 14, Tammy set out for a transition into dance and worked on Nickelodeon "Keenan and Kel" as well as 'The Mickey Mouse Club'. She has worked with Guns n Roses, Motley Crue, and Def Leopard, as a background dancer for Prince concerts, music videos, and eventually with Saturo Models in Tokyo at age 19. She took a leave from the entertainment world from 1992 to 2007.

James Beshara, Secretary, Treasurer, CFO, Director

Mr. Beshara has been an officer and director of our Company since 2010. Mr. Beshara has been a residential, commercial and industrial real estate developer since 1973 and is an entrepreneur with significant interests in several enterprises. From 1982 through 2000, Mr. Beshara was Chief Executive Officer of B&B Construction & Development Company of Ohio, and has manufactured, financed and distributed products in both Taiwan and mainland China for the United States and European markets. He also financed Alternative Construction Company, Melbourne, Florida, Solar Nights Industries, St. Louis, Missouri and Phantom Entertainment, Seattle Washington. Mr. Beshara has also been involved in many other venture capital opportunities over the last 7 years. Mr. Beshara attended Youngstown State University from 1969 to 1972.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders, or until their successors are elected, or until removed from office pursuant to our Company's Bylaws. Our Officers are appointed by its Board of Directors and hold office until removed by the Board of Directors.

Executive Compensation

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to (i) all individuals serving as the Company's principal executive officer or acting in a similar capacity during the last two completed fiscal years, regardless of compensation level, and (ii) the Company's two most highly compensated executive officers other than the principal executive officers serving at the end of the last two completed fiscal years (collectively, the "Named Executive Officers"). The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the Company's chief executive officer and chief financial officer and to the Company's President since the Company's inception (October 13, 2010), regardless of compensation level. The Company's chief executive officer and chief financial officer and the Company's President are the only officers of the Company for whom compensation disclosure is required pursuant to instruction 1 to Item 402(a)(3) of Regulation S-K.

Summary Compensation Table

Name and Principal Position	Year	Salary	Nonqualified Deferred Compensaton Earnings(1)	Director Compensaton	All Other Compensation	Payments for Compensation earned in Prior periods	Total
Tammy Skalko, CEO, President and Director	2011 2012	$25,110 $20,900	$0 $0	$0 $0	$0 $0	$0 $0	$25,110 $20,900
James Beshara, Secretary,Treasurer and Director	2011 2012	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0	$0 $0

      (1)     Represents the Company's promise to pay the compensation earned during the period at a future date.

Outstanding Equity Awards at Fiscal Year-End

There are no outstanding equity awards to be received by any of the Company's Officers, Directors, or employees at the Company's fiscal year-end, December 31, 2012.

Director Compensation

All compensation, if any, paid to our employee directors is set forth in the tables summarizing executive officer compensation above. Since the Company's inception (October 13, 2010) through the end of the 2012 fiscal year, non-employee directors were not entitled to receive, and did not receive, any stock options or other forms of compensation and there are currently no agreements in effect entitling them to compensation.

Material Terms of Employment Agreements

There are currently no employment or consulting contracts between the Company and its Named Executive Officers or directors. There are no arrangements or plans in which we provide pension, retirement or similar benefits for Named Executive Officers or directors. Our Names Executive Officers and directors may receive stock options at the discretion of our board of directors in the future. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our Named Executive Officers or directors, except that stock options may be granted at the discretion of our board of directors from time to time.

There are no arrangements between the Company and the Named Executive Officers that provide for payments in connection with the resignation, retirement or other termination of a Named Executive Officer with respect to termination of employment or change of control transactions.

Corporate Governance

The Company may create separate audit and compensation committee of its board when the board determines it to be advisable.

Code of Ethics. A code of business conduct and ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the code. We are not currently subject to any law, rule or regulation requiring that we adopt a code of ethics; however, we may adopt one in the future.

Audit Committee. The Board of Directors has not yet established a separate audit committee, and the functions of the audit committee are currently performed by our Board of Directors as a whole in accordance with Section 3(a)(58) of the Exchange Act. We are not currently subject to any law, rule or regulation requiring that we establish or maintain a separate audit committee.

Board of Directors Independence. Our Board of Directors consists of two members. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors.

Nominating Committee. We have not yet established a nominating committee. Our Board of Directors, sitting as a board, performs the role of a nominating committee. We are not currently subject to any law, rule or regulation requiring that we establish a nominating committee.

Compensation Committee. We have not yet established a compensation committee. Our Board of Directors, sitting as a board, performs the role of a compensation committee. We are not currently subject to any law, rule or regulation requiring that we establish a compensation committee. We intend to establish a compensation committee if the Board determines it to be advisable or we are otherwise required to do so by applicable law, rule or regulation.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth the number of shares of common stock beneficially owned as of January 8, 2014, by (i) those persons or groups known to us who beneficially own more than 5% of our common stock; (ii) each director; (iii) each Named Executive Officer and, (iv) all directors and executive officers as a group. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act based upon information furnished by persons listed or contained in filings made by them with the SEC and by information provided by such persons directly to us.

Title of Class	Name and Address of Beneficial Owner	# of Shares of Beneficially Owned Common Stock	Percentage of Beneficially Owned Common Stock (1)
Common Stock	Tammy Skalko 3457 Rockcliff Pl. Longwood, FL 32779	14,650,000	91.2%
Common Stock	James Beshara 3434 Logan Way Youngstown, OH 44505	250,000	1.5%
Common Stock	All executive officers and directors as a group (2 persons)	14,900,000	92.7%

                     (1) The percent of beneficially owned common stock is based on 16,070,000 shares of common stock issued and outstanding as of January 8, 2014.

Except as otherwise noted, the stockholders named above have full voting and investment power with respect to the shares indicated. Under the rules of the Securities and Exchange Commission, a person (or group of persons) is deemed to be a "beneficial owner" of a security if he or she, directly or indirectly, has or shares the power to vote or to direct the voting of such security, or the power to dispose of or to direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security. A person is also deemed to be a beneficial owner of any security, when that person has the right to acquire common stock through options or warrants within 60 days.

Director Independence.

Independent Directors

The Company does not currently have any independent Directors.

Incorporation of Certain Information by Reference

The Company has not previously filed any reports or documents with the SEC and therefore has no information to incorporate by reference.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as Amended, may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until (insert date), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

HOUSE of BODS Fitness, Inc.

F-i

HOUSE OF BODS FITNESS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	September 30,	December 31,
	2013	2012

ASSETS

Current Assets:
Cash	$4,031	$10,619
Prepaid expenses	-	2,600
Total Current Assets	4,031	13,219

Property and equiment, net	14,821	17,475

Other assets, net	3,193	4,397

Total Assets	$22,045	$35,091

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Loan from shareholder	$10,000	$-
Total current liabilities	$10,000	$-

Stockholders' equity
Preferred stock, $.0001 par value, authorized 25,000,000 shares; none outstanding at September 30, 2013 and December 31, 2012, respectivley	-	-
Common stock, $.0001 par value, authorized 100,000,000 shares; 16,070,000 and 15,880,000 issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	1,607	1,588
Additional paid-in capital	250,471	225,290
Accumulated deficit	(240,033)	(191,787)

Total stockholders' equity	12,045	35,091

Total liabilities and stockholders' equity	$22,045	$35,091

The accompanying notes are an integral part of these financial statements.

HOUSE OF BODS FITNESS, INC. AND SUBSIDAIRY
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30,
	2013	2012	2013	2012
Revenue	$10,614	$10,787	$26,256	$37,342

Cost of revenue	8,223	8,479	17,202	26,377

Gross profit	2,391	2,308	9,054	10,965

Expenses

General and administrative	21,309	19,901	57,300	60,574

Total expenses	21,309	19,901	57,300	60,574

Net income (loss) before income taxes	(18,918)	(17,593)	(48,246)	(49,609)

Provision for income taxes	-	-	-	-

Net income (loss)	$(18,918)	$(17,593)	$(48,246)	$(49,609)

Weighted average number of common shares outstanding, basic and fully diluted	16,048,901	15,520,000	16,022,353	15,835,423

Net loss per weighted share basic and fully diluted	$-	$-	$-	$-

The accompanying notes are an integral part of these financial statements.

HOUSE OF BODS FITNESS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended
	September 30,
	2013	2012
Cash flows from operating activities:

Net loss	$(48,246)	$(49,609)

Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	3,857	3,857
Prepaid expenses	2,600	(63)

Net cash used in operating activities	(41,789)	(45,815)

Cash flows from investing activities:

Proceeds from loan from shareholder	10,000	-
Net cash used in investing activities	10,000	-

Cash flows from financing activities:

Issuance of common stock	9,000	31,000
Capital contribution	16,200	16,200
Net cash privided by financing activities	25,200	47,200

Net increase (decrease) in cash	(6,589)	1,385

Cash, beginning of period	10,620	4,577
Cash, end of period	$4,031	$5,962

Supplemental disclosures of non-cash investing and financing activities:

Interest paid	$-	$-
Taxes Paid	$-	$-
Capital contributed for rent	$16,200	$16,200

The accompanying notes are an integral part of these financial statements.

HOUSE OF BODS FITNESS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

			Additional		Total
	Common Stock		Paid-in	Retained	Stockholders'
	Shares	Amount	Capital	Earnings	Equity
Balance, December 30, 2011	15,570,000	$1,557	$144,221	$(111,643)	$34,135

Stock issued for cash	310,000	31	59,469		59,500

Capital contribution			21,600		21,600

Net loss for the year				(80,144)	(80,144)

Balance, December 31, 2012	15,880,000	1,588	225,290	(191,787)	35,091

Stock issued for cash	190,000	19	8,981		9,000

Capital contribution			16,200		16,200

Net loss for the year				(48,246)	(48,246)

Balance, September 30, 2013	16,070,000	$1,607	$250,471	$(240,033)	$12,045

The accompanying notes are an integral part of these financial statements.

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Periods Ended September 30, 2013 and December 31, 2012

Note 1—Nature of Operations

Organization

House of BODS Fitness, Inc. (the "Company," "HOB," "we," "our," or "us") was incorporated in Delaware on October 13, 2010. We acquired BODS Transcending Company ("BODT") on October 21, 2010. BODT was incorporated in Florida on September 10, 2007. BODT has operated a dance fitness studio in Lake Mary, Florida since November 2007. BODT is a wholly-owned subsidiary of the Company, and unless otherwise indicated, all references to the Company and its operations relate to BODT.

The dance studio opened for business in 2007, and, in the years since 2007, we have provided a fitness program for thousands of clients. Our fitness program, created for women works out "body and mind" elevating the sprit, while buring calories. Our new approach to exercise is to make exercise fun through dance, TRX training, and kickboxing, which takes the bore and lack of motivation out of traditional excercising. Our program creates a style of excercising that captivates our clients in such a way that it keeps them moving, while benefiting from the exercise.

Accounting period

The Company has adopted an annual accounting period of January through December.

Note 2—Summary of significant accounting principles

Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, BODT. All intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities at the date of the consolidated financial statements, as well as their related disclosures. Such estimates and assumptions also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers short-term interest bearing investments with initial maturities of three months or less to be cash equivalents. Cash and cash equivalents consist of cash in banks, free credit on investment accounts and money market accounts.

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Periods Ended September 30, 2013 and December 31, 2012

Note 2—Summary of significant accounting principles (continued)

Furniture and equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line over the estimated useful lives of the assets. Repairs and maintenance are expensed as incurred while betterments and improvements are capitalized. When items are sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in operations.

The Company provides for depreciation and amortization over the following estimated useful lives:

Furniture and fixtures	5-7	years
Office equipment	7	years

Long-Lived Assets

In accordance with Financial Accounting Standard Board ("FASB") Accounting Standards Codification ("ASC") Topic 360 Property, Plant, and Equipment, the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. There was no impairment charges during the periods ended September 30, 2013 and December 31, 2012.

Intangible Assets

The Company accounts for business combinations in accordance with Accounting Standards Codification ("ASC") 805, Business Combinations, which requires that the purchase method of accounting be used for all business combinations. ASC 805 requires intangible assets acquired in a business combination to be recognized and reported separately from goodwill.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition ("ASC 605-10"), which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exits, (2) delivery has occurred, (3) the selling price is fixed and determinable, and (4) collectability is reasonably assured.

Valuation of Investments in Securities at Fair Value - Definition and Hierarchy

In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the "exit price") in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Periods Ended September 30, 2013 and December 31, 2012

Note 2—Summary of significant accounting principles (continued)

Valuation of Investments in Securities at Fair Value - Definition and Hierarchy (continued)

use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company's assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

     Level 1 - Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities the Company has the ability to access.

     Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

     Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from security to security and is affected by a wide variety of factors including, the type of security, whether the security is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined.

Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the securities existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for securities categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company's own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current as of the measurement date, including periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may be reduced for many securities. This condition could cause a security to be reclassified to a lower level within the fair value hierarchy.

Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 4. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular instruments. Changes in assumptions or in market conditions could significantly affect the estimates. The carrying amount of all other financial assets and liabilities approximates fair value.

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Periods Ended September 30, 2013 and December 31, 2012

Note 2—Summary of significant accounting principles (continued)

Valuation of Investments in Securities at Fair Value - Definition and Hierarchy (continued)

Valuation Techniques

The Company values investments in securities that are freely tradable and are listed on a national securities exchange or reported on the NASDAQ national market at their last sales price as of the last business day of the year.

Concentration and Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Derivative Instruments

The Company accounts for derivative instruments in accordance with Accounting Standards Codification 815, Derivatives and Hedging, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

The Company has not engaged in any derivative transactions or hedging activities during the periods ended September 30, 2013 and December 31, 2012.

Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

The Company has adopted the provisions of FASB ASC 740-10-05, Accounting for Uncertainty in Income Taxes. The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Periods Ended September 30, 2013 and December 31, 2012

Note 2—Summary of significant accounting principles (continued)

Comprehensive Income (Loss)

The Company complies with FASB ASC Topic Comprehensive Income, which establishes rules for the reporting and display of comprehensive income (loss) and its components. FASB ASC Topic 220 requires the Company's change in foreign currency translation adjustments to be included in other comprehensive loss, and is reflected as a separate component of stockholders' equity.

Fair Value of Financial Instruments

The fair values of the Company's assets and liabilities that qualify as financial instruments under FASB ASC Topic 825, "Financial Instruments," approximate their carrying amounts presented in the accompanying consolidated statements of financial condition at September 30, 2013 and December 31, 2012.

Loss Per Common Share

The Company complies with the accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period.

Loss Contingencies

The Company recognizes contingent losses that are both probable and estimable. In this context, the Company defines probability as circumstances under which events are likely to occur. In regards to legal cost, we record such costs as incurred.

Stock Based Compensation

The Company complies with FASB ASC Topic 718, Compensation - Stock Compensation, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. FASB ASC Topic 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. FASB ASC Topic 718 requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award the requisite service period (usually the vesting period). No compensation costs are recognized for equity instruments for which employees do not render the requisite service. The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Periods Ended September 30, 2013 and December 31, 2012

Note 2—Summary of significant accounting principles (continued)

Stock Based Compensation

As of September 30, 2013, the Company has not formally approved a stock option plan for employees and non-employees; therefore, no stock options have been issued and none are outstanding.

The fair value of equity instruments issued to a nonemployee is measured by using the stock price and other measurement assumptions as of the date of either: (i) a commitment for performance by the nonemployee has been reached; or (ii) the counterparty's performance is complete. Expenses related to nonemployee awards are generally recognized in the same period and in the same period as the Company incurs the related liability for goods and services received.

Concentration and Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Issuance of Common Stock

The issuance of common stock for other than cash is recorded by the Company at management's estimate of the fair value of the assets acquired or services rendered.

Recently Adopted Accounting Pronouncements

The Company has adopted the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 105-10, Generally Accepted Accounting Principles - Overall ("ASC 105-10"), which was formerly known as SFAS 168. ASC 105-10 establishes the FASB Accounting Standards Codification (the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the Securities and Exchange Commission (the "SEC") under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards and all other non-grandfathered, non-SEC accounting literature not included in the Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASUs"). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the basis of conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

In May 2011, the Financial Accounting Standards Board (FASB) issued authoritative guidance regarding Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, which resulted in common requirements for measuring fair value and for disclosing information

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Periods Ended September 30, 2013 and December 31, 2012

Note 2—Summary of significant accounting principles (continued)

Recently Adopted Accounting Pronouncements

about fair value measurement under both U.S. GAAP and International Financial Reporting Standards (IFRS), including a consistent definition of the term "fair value." The amendments were effective beginning in the first quarter of 2012, and did not have a material effect on our consolidated financial statements.

In June 2011, the FASB issued Accounting Standards Update 2011-05, Presentation of Comprehensive Income. This update amended the provisions of FASB ASC 220-10 by eliminating the option of reporting other comprehensive income in the statement of changes in stockholders' equity. Companies will have the option of presenting net income and other comprehensive income in a single, continuous statement of comprehensive income or presenting two separate but consecutive statements of net income and comprehensive income. The new presentation requirements are effective for interim and annual periods beginning after December 15, 2011. The adoption of this standard is not anticipated to have a material impact on our financial statements.

In September 2011, the FASB issued Accounting Standards Update 2011-08,Testing Goodwill for Impairment. This update amended the provisions of FASB ASC 350-20-35 by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity's financial statements for the most recent annual or interim period have not yet been issued. The adoption of this standard is not anticipated to have a material impact on our financial statements.

The Company has reviewed all other recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its consolidated financial statements.

Note 3—Property and Equipment

	September 30,	December 31,
	2013	2012

Furniture and fixtures	$12,939	$12,939
Equipment	10,527	10,527
	23,466	23,466

Less: accumulated depreciation	8,654	5,991
	$14,821	$17,475

Depreciation and expense was $2,655 and $2,657 for the nine months ended September 30, 2013 and 2012, respectively.

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Periods Ended September 30, 2013 and December 31, 2012

Note 4—Other Assets

Other assets consists startup cost, as follows:

	September 30,	December 31,
	2013	2012
Startup costs	$8,000	$8,000

Less: accumulated amortization	4,807	3,603
	$3,193	$4,397

Amortization was $1,203 and $1,200 for the nine months ended September 30, 2013 and 2012, respectively.

Note 5—Income Taxes

The Company files a consolidated income tax return with its subsidiary. Income taxes are charged by the Company based on the amount of income taxes the subsidy would have paid had they filed their own income tax returns. In accordance with FASB ASC Topic 740, Accounting for Income Taxes, allocation of the consolidated income tax expense is necessary when separate financial statements are prepared for an affiliate. As a result, the Company uses a method that allocates current and deferred taxes to members of the consolidated group by applying the liability method to each member as if it were a separate taxpayer.

The Company had no income tax expense (benefit) for the periods ended September 30, 2013 and December 31, 2012. At September 30, 2013, the Company had approximately $240,000 of net operating losses ("NOL") carry-forwards for federal and state income purposes. These losses are available for future years and expire through 2033. Utilization of these losses may be severely or completely limited if the Company undergoes an ownership change pursuant to Internal Revenue Code Section 382.

The deferred tax asset is approximately summarized as follows:

	September 30,	September 30,
	2013	2012
Deferred tax asset:
Net operating loss carryforwards	$239,633	$195,442

Deferred tax asset	239,633	195,442
Less: Valuation allowance	(239,633)	(195,442)

Net deferred tax asset	$-	$-

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Periods Ended September 30, 2013 and December 31, 2012

Note 5—Income Taxes (continued)

	September 30,	December 31,
	2013	2012

Statutory federal income tax expense	(34)%	(34)%
State and local income tax	(4)	(4)
(net of federal benefits)
Valuation allowance	30	30

	-%	-%

The Company has taken a full valuation allowance against the deferred asset attributable to the NOL carry-forwards of approximately $240,000 and $195,000 at September 30, 2013 and December 31, 2012, respectively, due to the uncertainty of realizing the future tax benefits. The increase in the valuation allowance of 45,000 is attributable to the $45,000 NOL reported for the period ended September 30, 2013.

Note 6—Capital Structure

The Company is authorized to issue 100,000,000 shares of $.0001par value, non-assessable, common stock and 25,000,000 shares of $.0001 par value preferred stock. Each common stock share has one voting right and the right to dividends, if and when declared by board of directors.

Common stock

In May 2011, the Company issued 115,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $11,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In July 2011, the Company issued 165,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $16,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In August 2011, the Company issued 130,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $13,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In September 2011, the Company issued 30,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $3,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Periods Ended September 30, 2013 and December 31, 2012

Note 6—Capital Structure (continued)

Common stock (continued)

In October 2011, the Company issued 100,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $10,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In December 2011, the Company issued 30,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $3,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In January 2012, the Company issued 55,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $5,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In March 2012, the Company issued 105,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $10,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In May 2012, the Company issued 150,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $15,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In January, 2013, the Company issued 160,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $16,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In September, 2013, the Company issued 30,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $3,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock with a par value of $0.0001. At September 30, 2013, no shares were issued or outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Periods Ended September 30, 2013 and December 31, 2012

Note 7—Related Party

The Company does not pay any rent for the use of the facility that houses its fitness operations. The facility is 100% owned by an entity owned by the Company's majority shareholder. There is no agreement for the Company to pay rent in the future, nor is there a binding agreement for use of the facility to be provided indefinitely on a rent-free basis. The fair value of this arrangement is reflected in the financial statements as rent expense and a capital contribution by a shareholder. The Company recorded rent expense of $16,200 and $21,600 for the periods ended September 30, 2013 and December 31, 2012, respectively.

Note 8—Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statement, the Company has an accumulated deficit of $240,033 as of September 30, 2013. The ability of the Company to continue as a going concern is in doubt and dependent upon achieving a profitable level of operations or on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern for the next twelve months due to its ability to issue equity and debt securities, seek strategic partners and the Company's current proposal to initiate an additional stream of revenue through DVD sales.

To meet these objectives, the Company continues to raise additional working capital through the private placement of our common stock in order to support existing operations and expand the range and scope of its business. However, there are no assurances that we will be successful through the private placement of our securities on acceptable terms and timely manner, if at all. The failure to obtain the necessary working capital would have a material adverse effect on the business prospects and, depending upon the shortfall, the Company may have to curtail or cease its operations.

The accompanying consolidated financial statements do not include any adjustment to the recorded assets or liabilities that might be necessary should the Company have to curtail operations or be unable to continue in existence.

Note 9—Subsequent Events

On November 1, 2013, the Company closed its facility that housed its fitness operations. The fitness operations are now performed at the client locations.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Years Ended December 31, 2012 and 2011

Board of Directors and Shareholders
House of BODS Fitness, Inc., and Subsidiary
Longwood, FL

We have audited the accompanying balance sheets of House of BODS Fitness, Inc., and Subsidiary ("the Company") as of December 31, 2012 and 2011 and the statements of operations, stockholders' equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. We were not engaged to perform an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion. In our opinion, these financial statements present fairly, in all material respects, the financial position of House of BODS Fitness, Inc, and Subsidiary as of December 31, 2012 and 2011 and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of House of BODS Fitness, Inc., and Subsidiary as of December 31, 2012 and 2011 and the results of its operations and its cash flows for the year period ended December 31, 2012 and 2011 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 8 of the accompanying financial statements, the Company has incurred losses since inception, has a negative working capital balance at December 31, 2012, and has a retained deficit, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to this matter are described in Note 8. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Patrick Rodgers, CPA, PA
Patrick Rodgers, CPA, PA
Altamonte Springs, Florida
August 13, 2013

HOUSE OF BODS FITNESS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	December 31,
	2012	2011

ASSETS

Current assets:

Cash	$10,619	$4,577
Prepaid expenses	2,600	2,600

Total current assets	13,219	7,177

Property and equipment, net	17,475	21,025

Other assets, net	4,397	5,997

Total Assets	$35,091	$34,199

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

Other payables	$-	$64

Total current liabilities	-	64

Stockholders' equity:

Preferred stock, $.0001 par value, authorized 25,000,000 shares; none outstanding at December 31, 2012 and 2011, respectively	-	-
Common stock, $.0001 par value, authorized 100,000,000 shares; 15,880,000 and 15,570,000 issued and outstanding as of December 31, 2012 and 2011, respectively	1,588	1,557
Additional paid-in capital	225,290	144,221
Accumulated deficit	(191,787)	(111,643)
Total stockholders' equity	35,091	34,135

Total liabilities and stockholders'equity	$35,091	$34,199

The accompanying notes are an integral part of these financial statements.

HOUSE OF BODS FITNESS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	For the Years Ended
	December 31,
	2012	2011
Revenue	$41,797	$79,064

Cost of revenue	37,649	56,782

Gross profit	4,148	22,282

Expenses

General and administrative	84,292	102,890

Total expenses	84,292	102,890

Net income (loss) before income taxes	(80,144)	(80,608)

Provision for income taxes	-	-

Net income (loss)	$(80,144)	$(80,608)

Weighted average number of common shares outstanding, basic and fully diluted	15,802,082	15,217,260

Net loss per weighted share basic and fully diluted	$(0.01)	$(0.01)

The accompanying notes are an integral part of these financial statements.

HOUSE OF BODS FITNESS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

			Additional	Stock		Total
	Common Stock		Paid-in	Subscription	Retained	Stockholders'
	Shares	Amount	Capital	Receivable	Earnings	Equity
Balance, December 31, 2010	15,000,000	$1,500	$58,789	$(10,000)	$(31,035)	$19,254

Stock issued for cash	570,000	57	56,943			57,000

Cash received, stock subscription				10,000		10,000

Property and equipment contributed			6,889			6,889

Capital contributed for rent			21,600			21,600

Net loss for the year					(80,608)	(80,608)

Balance, December 30, 2011	15,570,000	1,557	144,221	-	(111,643)	34,135

Stock issued for cash	310,000	31	59,469			59,500

Capital contributed for rent			21,600			21,600

Net loss for the year					(80,144)	(80,144)

Balance, December 31, 2012	15,880,000	$1,588	$225,290	$-	$(191,787)	$35,091

The accompanying notes are an integral part of these financial statements.

HOUSE OF BODS FITNESS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended
	December 31,
	2012	2011
Cash flows from operating activities:

Net loss	$(80,144)	$(80,608)

Adjustments to reconcile net loss to net cash used for operating activities:
Depreciation and amortization	5,150	3,698
Capital contributed for rent	21,600	21,600
Payroll taxes payable	(64)	(301)

Net cash used in operating activities	(53,458)	(55,611)

Cash flows from investing activities:

Payment for property and equipment	-	(7,603)

Net cash used in investing activities	-	(7,603)

Cash flows from financing activities:

Issuance of common stock	59,500	57,000
Proceeds from stock subscriptions	-	10,000

Net cash privided by financing activities	59,500	67,000

Net increase (decrease) in cash	6,042	3,786

Cash, beginning of period	4,577	791
Cash, end of period	$10,619	$4,577

Supplemental disclosures of non-cash investing and financing activities:

Interest paid	$-	$-
Taxes Paid	$-	$-
Capital contributed for rent	$21,600	$21,600

The accompanying notes are an integral part of these financial statements.

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2012 and 2011

Note 1—Nature of Operations

Organization

House of BODS Fitness, Inc. (the "Company," "HOB," "we," "our," or "us") was incorporated in Delaware on October 13, 2010. We acquired BODS Transcending Company ("BODT") on October 21, 2010. BODT was incorporated in Florida on September 10, 2007. BODT has operated a dance fitness studio in Lake Mary, Florida since November 2007. BODT is a wholly-owned subsidiary of the Company, and unless otherwise indicated, all references to the Company and its operations relate to BODT.

The dance studio opened for business in 2007, and, in the years since 2007, we have provided a fitness program for over 5,000 clients. Our fitness program, created for women works out "body and mind" elevating the sprit, while buring calories. Oue new approach to exercise is to make exercise fun through dance, TRX training, and kickboxing, which takes the bore and lack of motivation out of traditional excercising. Our program creates a style of excercising that captivates our clients in such a way that it keeps them moving, while benefiting from the exercise.

Accounting period

The Company has adopted an annual accounting period of January through December.

Note 2—Summary of significant accounting principles

Basis of Presentation and Principles of Consolidation

The consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America ("GAAP").

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, BODT. All intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities at the date of the consolidated financial statements, as well as their related disclosures. Such estimates and assumptions also affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers short-term interest bearing investments with initial maturities of three months or less to be cash equivalents. Cash and cash equivalents consist of cash in banks, free credit on investment accounts and money market accounts.

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2012 and 2011

Note 2—Summary of significant accounting principles (continued)

Furniture and equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is computed using the straight-line over the estimated useful lives of the assets. Repairs and maintenance are expensed as incurred while betterments and improvements are capitalized. When items are sold or retired, the related cost and accumulated depreciation is removed from the accounts and any gain or loss is included in operations.

The Company provides for depreciation and amortization over the following estimated useful lives:

Furniture and fixtures	5-7	years
Office equipment	7	years

Long-Lived Assets

In accordance with Financial Accounting Standard Board ("FASB") Accounting Standards Codification ("ASC") Topic 360 Property, Plant, and Equipment, the Company records impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying amounts. There was no impairment charges during the years ended December 31, 201 2011.

Intangible Assets

The Company accounts for business combinations in accordance with Accounting Standards Codification ("ASC") 805, Business Combinations, which requires that the purchase method of accounting be used for all business combinations. ASC 805 requires intangible assets acquired in a business combination to be recognized and reported separately from goodwill.

Revenue Recognition

The Company will recognize revenue in accordance with Accounting Standards Codification subtopic 605-10, Revenue Recognition ("ASC 605-10"), which requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exits, (2) delivery has occurred, (3) the selling price is fixed and determinable, and (4) collectability is reasonably assured.

Valuation of Investments in Securities at Fair Value - Definition and Hierarchy

In accordance with GAAP, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the "exit price") in an orderly transaction between market participants at the measurement date.

In determining fair value, the Company uses various valuation approaches. In accordance with GAAP, a fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2012 and 2011

Note 2—Summary of significant accounting principles (continued)

Valuation of Investments in Securities at Fair Value - Definition and Hierarchy (continued)

use of unobservable inputs by requiring that the most observable inputs be used when available. Observable inputs are those that market participants would use in pricing the asset or liability based on market data obtained from sources independent of the Company. Unobservable inputs reflect the Company's assumptions about the inputs market participants would use in pricing the asset or liability developed based on the best information available in the circumstances.

The fair value hierarchy is categorized into three levels based on the inputs as follows:

     Level 1 - Inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities the Company has the ability to access.

     Level 2 - Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.

     Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

The availability of valuation techniques and observable inputs can vary from security to security and is affected by a wide variety of factors including, the type of security, whether the security is new and not yet established in the marketplace, and other characteristics particular to the transaction. To the extent that valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Those estimated values do not necessarily represent the amounts that may be ultimately realized due to the occurrence of future circumstances that cannot be reasonably determined.

Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the securities existed. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for securities categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, for disclosure purposes, the level in the fair value hierarchy within which the fair value measurement in its entirety falls is determined based on the lowest level input that is significant to the fair value measurement.

Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company's own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The Company uses prices and inputs that are current as of the measurement date, including periods of market dislocation. In periods of market dislocation, the observability of prices and inputs may be reduced for many securities. This condition could cause a security to be reclassified to a lower level within the fair value hierarchy.

Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed in Note 4. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular instruments. Changes in assumptions or in market conditions could significantly affect the estimates. The carrying amount of all other financial assets and liabilities approximates fair value.

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2012 and 2011

Note 2—Summary of significant accounting principles (continued)

Valuation of Investments in Securities at Fair Value - Definition and Hierarchy (continued)

Valuation Techniques

The Company values investments in securities that are freely tradable and are listed on a national securities exchange or reported on the NASDAQ national market at their last sales price as of the last business day of the year.

Concentration and Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash and cash equivalents. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

Derivative Instruments

The Company accounts for derivative instruments in accordance with Accounting Standards Codification 815, Derivatives and Hedging, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. They require that an entity recognize all derivatives as either assets or liabilities in the balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

The Company has not engaged in any derivative transactions or hedging activities during the years ended December 31, 2012 and 2011.

Income Taxes

The Company accounts for income taxes in accordance with accounting guidance now codified as FASB ASC 740, Income Taxes, which requires that the Company recognize deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax bases of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when it is more likely than not that some or all deferred tax assets will not be realized.

The Company has adopted the provisions of FASB ASC 740-10-05, Accounting for Uncertainty in Income Taxes. The ASC clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. The ASC prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The ASC provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2012 and 2011

Note 2—Summary of significant accounting principles (continued)

Comprehensive Income (Loss)

The Company complies with FASB ASC Topic Comprehensive Income, which establishes rules for the reporting and display of comprehensive income (loss) and its components. FASB ASC Topic 220 requires the Company's change in foreign currency translation adjustments to be included in other comprehensive loss, and is reflected as a separate component of stockholders' equity.

Fair Value of Financial Instruments

The fair values of the Company's assets and liabilities that qualify as financial instruments under FASB ASC Topic 825, "Financial Instruments," approximate their carrying amounts presented in the accompanying consolidated statements of financial condition at December 31, 2012 and 2011.

Loss Per Common Share

The Company complies with the accounting and disclosure requirements of FASB ASC 260, Earnings Per Share. Basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding during the period.

Loss Contingencies

The Company recognizes contingent losses that are both probable and estimable. In this context, the Company defines probability as circumstances under which events are likely to occur. In regards to legal cost, we record such costs as incurred.

Stock Based Compensation

The Company complies with FASB ASC Topic 718, Compensation - Stock Compensation, which establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. FASB ASC Topic 718 focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. FASB ASC Topic 718 requires an entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award the requisite service period (usually the vesting period). No compensation costs are recognized for equity instruments for which employees do not render the requisite service.

The grant-date fair value of employee share options and similar instruments will be estimated using option-pricing models adjusted for the unique characteristics of those instruments (unless observable market prices for the same or similar instruments are available). If an equity award is modified after the grant date, incremental compensation cost will be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification.

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2012 and 2011

Note 2—Summary of significant accounting principles (continued)

Stock Based Compensation

As at December 31, 2012, the Company has not formally approved a stock option plan for employees and non-employees; therefore, no stock options have been issued and none are outstanding.

The fair value of equity instruments issued to a nonemployee is measured by using the stock price and other measurement assumptions as of the date of either: (i) a commitment for performance by the nonemployee has been reached; or (ii) the counterparty's performance is complete. Expenses related to nonemployee awards are generally recognized in the same period and in the same period as the Company incurs the related liability for goods and services received.

Issuance of Common Stock

The issuance of common stock for other than cash is recorded by the Company at management's estimate of the fair value of the assets acquired or services rendered.

Recently Adopted Accounting Pronouncements

The Company has adopted the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 105-10, Generally Accepted Accounting Principles - Overall ("ASC 105-10"), which was formerly known as SFAS 168. ASC 105-10 establishes the FASB Accounting Standards Codification (the "Codification") as the source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP. Rules and interpretive releases of the Securities and Exchange Commission (the "SEC") under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants. All guidance contained in the Codification carries an equal level of authority. The Codification superseded all existing non-SEC accounting and reporting standards and all other non-grandfathered, non-SEC accounting literature not included in the Positions or Emerging Issues Task Force Abstracts. Instead, it will issue Accounting Standards Updates ("ASUs"). The FASB will not consider ASUs as authoritative in their own right. ASUs will serve only to update the Codification, provide background information about the guidance and provide the basis of conclusions on the change(s) in the Codification. References made to FASB guidance throughout this document have been updated for the Codification.

In May 2011, the Financial Accounting Standards Board (FASB) issued authoritative guidance regarding Fair Value Measurement: Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, which resulted in common requirements for measuring fair value and for disclosing information

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2012 and 2011

Note 2—Summary of significant accounting principles (continued)

Recently Adopted Accounting Pronouncements

about fair value measurement under both U.S. GAAP and International Financial Reporting Standards (IFRS), including a consistent definition of the term "fair value." The amendments were effective beginning in the first quarter of 2012, and did not have a material effect on our consolidated financial statements.

In June 2011, the FASB issued Accounting Standards Update 2011-05, Presentation of Comprehensive Income. This update amended the provisions of FASB ASC 220-10 by eliminating the option of reporting other comprehensive income in the statement of changes in stockholders' equity. Companies will have the option of presenting net income and other comprehensive income in a single, continuous statement of comprehensive income or presenting two separate but consecutive statements of net income and comprehensive income. The new presentation requirements are effective for interim and annual periods beginning after December 15, 2011. The adoption of this standard is not anticipated to have a material impact on our financial statements.

In September 2011, the FASB issued Accounting Standards Update 2011-08,Testing Goodwill for Impairment. This update amended the provisions of FASB ASC 350-20-35 by allowing an entity the option to make a qualitative evaluation about the likelihood of goodwill impairment to determine whether it should calculate the fair value of a reporting unit. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Early adoption is permitted, including for annual and interim goodwill impairment tests performed as of a date before September 15, 2011, if an entity's financial statements for the most recent annual or interim period have not yet been issued. The adoption of this standard is not anticipated to have a material impact on our financial statements.

The Company has reviewed all other recently issued, but not yet adopted, accounting standards in order to determine their effects, if any, on its results of operation, financial position or cash flows. Based on that review, the Company believes that none of these pronouncements will have a significant effect on its consolidated financial statements.

Note 3—Property and Equipment

	2012	2011

Furniture and fixtures	$12,939	$12,939
Equipment	10,527	10,527
	23,466	23,466

Less: accumulated depreciation	5,991	2,441
	$17,475	$21,025

Depreciation and expense was $3,549 and $2,098 for the years ended December 31, 2012 and 2011, respectively.

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2012 and 2011

Note 4—Other Assets

Other assets consists startup cost, as follows:

	December 31,
	2012	2011

Startup costs	$8,000	$8,000
Less: accumulated amortization	3,603	2,003
	$4,397	$5,997

Amortization was $1,600 and $1,600 for the years ended December 31, 2012 and 2011, respectively.

Note 5—Income Taxes

The Company files a consolidated income tax return with its subsidiary. Income taxes are charged by the Company based on the amount of income taxes the subsidy would have paid had they filed their own income tax returns. In accordance with FASB ASC Topic 740, Accounting for Income Taxes, allocation of the consolidated income tax expense is necessary when separate financial statements are prepared for an affiliate. As a result, the Company uses a method that allocates current and deferred taxes to members of the consolidated group by applying the liability method to each member as if it were a separate taxpayer.

The Company had no income tax expense (benefit) for the years ended December 31, 20132 and 2011. At December 31, 2012, the Company had approximately $127,000 of net operating losses ("NOL") carry-forwards for federal and state income purposes. These losses are available for future years and expire through 2032. Utilization of these losses may be severely or completely limited if the Company undergoes an ownership change pursuant to Internal Revenue Code Section 382.

The deferred tax asset is approximately summarized as follows:

	December 31,	December 31,
	2012	2011
Deferred tax asset:
Net operating loss carryforwards	$74,268	$35,813

Deferred tax asset	74,268	35,813
Less: Valuation allowance	(74,268)	(35,813)

Net deferred tax asset	$-	$-

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2012 and 2011

Note 5—Income Taxes (continued)

	December 31,	December 31,
	2012	2011

Statutory federal income tax expense	(34)%	(34)%
State and local income tax	(4)	(4)
(net of federal benefits)
Valuation allowance	30	30

	-%	-%

The Company has taken a full valuation allowance against the deferred asset attributable to the NOL carry-forwards of approximately $74,000 and $36,000 at December 31, 2012 and 2011, respectively, due to the uncertainty of realizing the future tax benefits. The increase in the valuation allowance of 38,000 is attributable to the $80,000 NOL reported for the year ended December 31, 2012.

Note 6—Capital Structure

The Company is authorized to issue 100,000,000 shares of $.0001par value, non-assessable, common stock and 25,000,000 shares of $.0001 par value preferred stock. Each common stock share has one voting right and the right to dividends, if and when declared by board of directors.

Common stock

In May 2011, the Company issued 115,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $11,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In July 2011, the Company issued 165,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $16,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In August 2011, the Company issued 130,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $13,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In September 2011, the Company issued 30,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $3,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2012 and 2011

Note 6—Capital Structure (continued)

Common stock (continued)

In October 2011, the Company issued 100,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $10,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In December 2011, the Company issued 30,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $3,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In January 2012, the Company issued 55,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $5,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In March 2012, the Company issued 105,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $10,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In May 2012, the Company issued 150,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $15,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

Preferred Stock

The Company is authorized to issue 25,000,000 shares of preferred stock with a par value of $0.0001. At December 31, 2012, no shares were issued or outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

House of BODS Fitness, Inc. and Subsidiary
Notes to Consolidated Financial Statements
For the Years Ended December 31, 2012 and 2011

Note 7—Related Party

The Company does not pay any rent for the use of the facility that houses its fitness operations. The facility is 100% owned by an entity owned by the Company's majority shareholder. There is no agreement for the Company to pay rent in the future, nor is there a binding agreement for use of the facility to be provided indefinitely on a rent-free basis. The fair value of this arrangement is reflected in the financial statements as rent expense and a capital contribution by a shareholder. The Company recorded rent expense of $21,600 for the years ended December 31, 2012 and 2011, respectively.

Note 8—Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying consolidated financial statement, the Company has an accumulated deficit of $191,787 as of December 31, 2012. The ability of the Company to continue as a going concern is in doubt and dependent upon achieving a profitable level of operations or on the ability of the Company to obtain necessary financing to fund ongoing operations. Management believes that its current and future plans enable it to continue as a going concern for the next twelve months.

To meet these objectives, the Company continues to raise additional working capital through the private placement of our common stock in order to support existing operations and expand the range and scope of its business. However, there are no assurances that we will be successful through the private placement of our securities on acceptable terms and timely manner, if at all. The failure to obtain the necessary working capital would have a material adverse effect on the business prospects and, depending upon the shortfall, the Company may have to curtail or cease its operations.

The accompanying consolidated financial statements do not include any adjustment to the recorded assets or liabilities that might be necessary should the Company have to curtail operations or be unable to continue in existence.

Note 9—Subsequent Events

Subsequent to December 31, 2012, the Company collected $16,000 from the sale of 160,000 shares of its $.0001 par value common stock to third party investors.

Part II

Other Expenses of Issuance and Distribution

The expenses of the issuance and distribution of the securities being registered hereby, other than selling discounts and commissions, are estimated as follows:

Securities and Exchange Commission Registration Fee	$171
FINRA Filing Fee	500
Legal Fees and Expenses	30,000
Accounting Fees and Expenses	10,000
Printing Fees and Expenses	3,000
Miscellaneous	1,500
Total	$45,171

All amounts are estimates, other than the Commission's Registration Fee.

The Company is paying all expenses of the offering listed above. No portion of these expenses will be borne by the Selling Shareholders. The Selling Shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Delaware Codes Annotated, Title 8, Chapter 1, Subchapter IV, Section 145, and Article Six of the Company's Bylaws. The Bylaws provisions are included below and are drawn directly from the statutory schema:

ARTICLE VI.
INDEMNIFICATION

          6.1     Indemnification.

               (a)     The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the DGCL, indemnify each person who is or was a director, officer, manager or employee of the Corporation, or of any other corporation, partnership, joint venture, limited liability company, trust or other enterprise which he is serving or served in any capacity at the request of the Corporation, from and against any and all, liability and reasonable expense, as and when incurred, that may be incurred by him in connection with or resulting from any claim, actions, suit or proceeding (whether actual or threatened, brought by or in the right of the Corporation or such other corporation, partnership, joint venture, limited liability company, trust or other enterprise, or otherwise, civil, criminal, administrative, investigative, or in connection with an appeal relating thereto), in which he may become involved, as a party or otherwise, by reason of his being or having been a director, officer, manager or employee of the Corporation or of such other corporation, partnership, joint venture, limited liability company, trust or other enterprise or by reason of any past or future action taken or not taken in his capacity as such director, officer, manager or employee, whether or not he continues to be such at the time such liability or expense is incurred, to the fullest extent permitted by the DGCL as the same now exists or may hereafter be amended (but in the case of any such amendment only to the extent that such amendment permits the Corporation to provide broader indemnification rights than the DGCL permitted the Corporation to provide prior to such amendment).

               (b)     Any indemnification pursuant to this Article VI shall be (unless ordered by a court) paid by the Corporation within sixty (60) days of such request, unless the Corporation shall have determined by (a) the Board of Directors, acting by a quorum consisting of directors who are not parties to or who have been wholly successful with respect to such claim, action, suit or proceeding, (b) outside legal counsel engaged by the Corporation (who may be regular counsel of the Corporation) and who delivers to the Corporation its written opinion, or (c) a court of competent jurisdiction, that indemnification is not proper under the circumstances because such person has not met the necessary standard of conduct in accordance with DGCL; provided, however, that following a Change in Control of the Corporation, with respect to all matters thereafter arising out of acts, omissions or events prior to the Change in Control of the Corporation concerning the rights of any person seeking indemnification hereunder, such determination shall be made by special independent counsel selected by such person and approved by the Corporation (which approval shall not be unreasonably withheld), which counsel has not otherwise performed services (other than in connection with similar matters) within the five years preceding its engagement to render such opinion for such person or for the Corporation or any affiliates (as such term is defined in Rule 405 under the Securities Act of 1933, as amended) of the Corporation (whether or not they were affiliates when services were so performed) ("Independent Counsel"). Unless such person has theretofore selected Independent Counsel pursuant to this Article VI, Section 6.1 and such Independent.Counse1 has been approved by the Corporation, legal counsel approved by a resolution or resolutions of the Board of Directors prior to a Change in Control of the Corporation shall be deemed to have been approved by the Corporation as required. Such Independent Counsel shall determine as promptly as practicable whether and to what extent such person would be permitted to be indemnified under applicable law and shall render its written opinion to the Corporation and such person to such effect; provided that such independent counsel shall find that the standard for indemnification has been met by such person unless indemnification is clearly precluded under these bylaws or the DGCL. The Corporation agrees to pay the reasonable fees of the Independent Counsel referred to above and to fully indemnify such Independent Counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Article VI or its engagement pursuant hereto.

               (c)     For purposes of this Article VI, a "Change in Control of the Corporation" shall be deemed to have occurred upon the first to occur of the following events:

                     (i)     any "person," as such term is used in Sections 13 (d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or any subsidiary of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 30 percent or more of the combined voting power of the Corporation's then outstanding securities;

                     (ii)     at any time during any period of two consecutive years, individuals, who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in subsection (i), (iii) or (iv) of this Section 6.1 (c)) whose election by the Board of Directors or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors at the beginning of the period orwhose election or nomination for election was previously so approved cease for any reason to constitute at least a majority thereof;

                     (iii)     the stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation, other than (1) a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50 percent of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Corporation (or similar transaction) in which no person acquires 50 percent or more of the combined voting power of the Corporation's then outstanding securities; or

                     (iv)     the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets.

          6.2     Expenses. Expenses, including reasonable attorneys' fees, incurred by a person referred to in Section 6.1 of this Article VI in defending, investigating or otherwise being involved in a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding, including any appeal therefrom, upon receipt of an undertaking (the "Undertaking") by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation.

          6.3     Right of Claimant to Bring Suit. If a claim for indemnification is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation or if expenses pursuant to Section 6.3 hereof have not been advanced within ten (10) days after a written request for such advancement accompanied by the Undertaking has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim or the advancement of expenses. (If the claimant is successful, in whole or in part, in such suit or any other suit to enforce a right for expenses or indemnification against the Corporation or any other party under any other agreement, such claimant shall also be entitled to be paid the reasonable expense of prosecuting such claim.) It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required Undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed. After a Change in Control, the burden of proving such defense shall be on the Corporation, and any determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant had not met the applicable standard of conduct required under the DGCL shall not be a defense to the action nor create a presumption that claimant had not met such applicable standard of conduct.

          6.4     Non-Exclusivity of Rights. The rights conferred on any person by this article shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Board of Directors shall have the authority, by resolution, to provide for such other indemnification of directors, officers, employees or agents as it shall deem appropriate.

          6.5     Insurance. The Corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expenses, liabilities or losses, whether or not the Corporation would have the power to indemnify such person against such expenses, liabilities or losses under the DGCL.

          6.6     Enforceability. The provisions of this Article VI shall be applicable to all proceedings commenced after its adoption, whether such arise out of events, acts, omissions or circumstances which occurred or existed prior or subsequent to such adoption, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such person. This Article VI shall be deemed to grant each person who, at any time that this Article VI is in effect, serves or agrees to serve in any capacity which entitles him to indemnification hereunder rights against the Corporation to enforce the provisions of this Article VI, and any repeal or other modification of this Article VI or any repeal or modification of the DGCL or any other applicable law shall not limit any rights of indemnification then existing or arising out of events, acts, omissions, circumstances occurring or existing prior to such repeal or modification, including, without limitation, the right to indemnification for proceedings commenced after such repeal or modification to enforce this article with regard to acts, omissions, events or circumstances occurring or existing prior to such repeal or modification.

          6.7     Severability. If this Article VI or any portion hereof shall invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director and officer of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

          6.8     Other Indemnification. The Corporation's obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, manager or employee of any other corporation, partnership, joint venture, limited liability company, trust or other enterprise shall be reduced by any amount such person may collect from such other corporation, partnership, joint venture, limited liability company, trust or other enterprise by way of indemnification or insurance.

Recent Sales of Unregistered Securities

In May 2011, the Company issued 115,000 shares of its $0.0001 par value common stock at an offering price of $0.10 per share to third party investors for cash payments totaling $11,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Securities and Exchange Act, as Amended (the "Act,") which exempts from registration "transactions by an issuer not involving any public offering."

In July 2011, the Company issued 165,000 shares of its $0.0001 par value common stock at an offering price of $0.10 per share to third party investors for cash payments totaling $16,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In August 2011, the Company issued 130,000 shares of its $0.0001 par value common stock at an offering price of $0.10 per share to third party investors for cash payments totaling $13,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In September 2011, the Company issued 30,000 shares of its $0.0001 par value common stock at an offering price of $0.10 per share to third party investors for cash payments totaling $3,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In October 2011, the Company issued 100,000 shares of its $0.0001 par value common stock at an offering price of $0.10 per share to third party investors for cash payments totaling $10,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In December 2011, the Company issued 30,000 shares of its $0.0001 par value common stock at an offering price of $0.10 per share to third party investors for cash payments totaling $3,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In January 2012, the Company issued 55,000 shares of its $0.0001 par value common stock at an offering price of $0.10 per share to third party investors for cash payments totaling $5,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In March 2012, the Company issued 105,000 shares of its $0.0001 par value common stock at an offering price of $0.10 per share to third party investors for cash payments totaling $10,500. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In May 2012, the Company issued 150,000 shares of its $0.0001 par value common stock at an offering price of $0.10 per share to third party investors for cash payments totaling $15,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In January, 2013, the Company issued 160,000 shares of its $0.0001 par value common stock at an offering price of $0.10 per share to third party investors for cash payments totaling $16,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

In September, 2013, the Company issued 30,000 shares of its $0.0001 par value common stock to third party investors for cash payments totaling $3,000. The shares were deemed to have been issued pursuant to an exemption provided by Section 4(2) of the Act, which exempts from registration "transactions by an issuer not involving any public offering."

No advertising or general solicitation was employed in offering any of the securities. All certificates evidencing the securities issued in such transactions bear restrictive legends as securities issued in non-registered transactions that may only be resold in compliance with applicable federal and state securities laws. The applicable subscription documents relating to such transactions contained acknowledgments by the purchaser of such securities that the securities being acquired had not been registered, were restricted securities, could only be resold in compliance with applicable federal and state securities laws and the certificates evidencing such securities would bear restrictive legends.

Exhibits and Financial Statement Schedules

(a)(1)     Our Financial Statements are attached following the Signatures of this report commencing on F-1.

(c)     The exhibits listed below are filed as part of or incorporated by reference in this report.

Exhibit Number	Description
3.1	Articles of Incorporation
3.2	By-Laws
4.1	Form of Specimen Stock Certificate
5.1	Legal Opinion of Rodriguez & Associates, with consent to use
10.1	BODS...Transcending Membership Agreement
10.2	Share Exchange Agreement
10.3	House of BODS Fitness, Inc. Business Plan
10.4	House of BODS Form of Subscription Agreement Agreement
23.1	Consent of Auditor of February 27, 2014

Undertakings

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Lake Mary, Florida on February 26, 2014, 2014.

House of BODS Fitness, Inc.

By:/s/Tammy Skalko
Tammy Skalko
President, CEO, and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following person in the capacity and on February 26, 2014, 2014:

By:/s/Tammy Skalko
Tammy Skalko
President, CEO, and Director

By:/s/James Beshara
James Beshara
Secretary/Treasurer, CFO and Director